Exhibit 10.4

AMENDMENT AND RESTATEMENT OF

MASTER COOPERATION AND SAFETY AGREEMENT

by and among

CONSOL MINING CORPORATION AND COALCO AFFILIATES (OTHER THAN

GAS PARTY AND THE GAS PARTY AFFILIATES)

(COLLECTIVELY, “COAL PARTY”)

and

CNX GAS COMPANY LLC AND

CNX RESOURCE HOLDINGS LLC

(COLLECTIVELY, “GAS PARTY”)

and

THE CEI PARTIES

dated as of

7:00 p.m. Eastern Time on October 6, 2017

ARTICLE I DEFINITIONS AND INTERPRETATION		2

1.1	Defined Terms	2
1.2	References and Rules of Construction	2

ARTICLE II SAFETY AND COOPERATION; STANDARD OF CARE		3

2.1	Safety and Cooperation	3
2.2	Standard of Care	3
2.3	Damage to Property; Liens and Encumbrances	3
2.4	Relationship of the Parties.	3
2.5	Access to Certain Data	3
2.6	Pooling and Unitization	4
2.7	Preservation of Certain Leasehold Interests	4

ARTICLE III OPERATIONS IN THE COOPERATION AREA		4

3.1	Operations in the Coal Area	4
3.2	Operations in the Non-Coal Area	6
3.3	Plugging, Relocation, and Shut-In Rights and Expenses in a Mine Area	7
3.4	Operations in the Cooperation Area Outside a Mine Area.	13
3.5	Permits in the Cooperation Area	14
3.6	As-Built Drawings	14
3.7	Drilling Procedures.	15
3.8	Allowances and Credits.	15

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ARTICLE IV COORDINATION COMMITTEE; DEVELOPMENT PLANS IN MINE AREAS		18

4.1	Coordination Committee	18
4.2	Development Plans	19
4.3	Notices and Updates	20

ARTICLE V SURFACE USE; WATER USE; LICENSE USE		20

5.1	Surface Use Rights	20
5.2	Surface Easement Requests	22
5.3	Reimbursement of Certain Costs	23
5.4	Other Surface Facilities	23
5.5	Water Use; Withdrawals.	23
5.6	Reimbursement of Certain Costs.	25
5.7	License Use Rights	25
5.8	License Requests	26
5.9	Reimbursement of License Costs	26
5.10	Form of Licenses	27

ARTICLE VI LIABILITY OF THE PARTIES; INDEMNIFICATION		27

6.1	Release.	27
6.2	Indemnities	27
6.3	Disclaimer	28
6.4	Conspicuous	28
6.5	Subsidence	28

ARTICLE VII TERM; TERMINATION		28

7.1	Term	28
7.2	Termination	29
7.3	Effect of Termination	29

ARTICLE VIII MISCELLANEOUS		29

8.1	Assignment	29
8.2	Notices	32
8.3	Further Assurances	34
8.4	Expenses	34
8.5	Waiver; Rights Cumulative	34
8.6	Entire Agreement; Conflicts	34
8.7	Amendment	34
8.8	Governing Law; Jurisdiction	35
8.9	Parties in Interest	35
8.10	Preparation of Agreement	35
8.11	Severability	35
8.12	Counterparts	35
8.13	Memorandum	35
8.14	General Principles—Litigation	35
8.15	Confidentiality	36
8.16	Amendment and Restatement of Original MCSA Agreement	36
8.17	Status of Noble SUA.	36
8.18	Choice of Law; Mediation; Submission to Jurisdiction.	37
8.19	Coal Severance Notice (52 P.S. 1551)	39
8.20	“Red” Coal Notice (52 P.S. 1406.1451).	39

APPENDIX:
Appendix I	Definitions

EXHIBITS:
Exhibit A	Insurance Requirements
Exhibit B	Shared Information
Exhibit C	Leasehold Release Provisions
Exhibit D	Existing Permits/Agreements
Exhibit E	Sources

SCHEDULES:
Schedule 2.1	Mason Dixon Reserve/Wadestown Prospect
Schedule 3.3(a)	Valuation Formula
Schedule 3.3(c)	Stranded Coal Formula

Schedule 3.7	Drilling Procedures
Schedule 8.17	Noble SUA Parties
Schedule I	AAI Area
Schedule II	Gas Party Affiliates

AMENDMENT AND RESTATEMENT OF

MASTER COOPERATION AND SAFETY AGREEMENT

THIS AMENDMENT AND RESTATEMENT OF MASTER COOPERATION AND SAFETY AGREEMENT (as may be amended, revised, supplemented, or otherwise modified from time to time, this “Agreement”), dated and effective as of 7:00 p.m. Eastern Time on the 6th day of October, 2017 (the “Effective Time”), is by and between CONSOL MINING CORPORATION, a Delaware corporation (“CoalCo,” and together with all Affiliates of CoalCo as of the Execution Date designated as a “Coal Party” on the signature pages hereto and any additional Affiliates of CoalCo joined to this Agreement at any time hereafter pursuant to Section 8.1(a)(i)(A), except for and other than Gas Party and the Gas Party Affiliates, collectively, “Coal Party”), CNX GAS COMPANY LLC, a Virginia limited liability company, and CNX RESOURCE HOLDINGS LLC, a Delaware limited liability company (collectively, “Gas Party”), and CONSOL Energy Inc. (“CEI”) and each party designated as a “CEI Party” on the signature pages hereto (CEI and such parties, collectively, the “CEI Parties”) for the limited purpose expressly set forth in Section 8.16. All of the foregoing Persons other than the CEI Parties are referred to herein separately as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Coal Party, as of the Effective Time, owns or controls certain coal reserves throughout North America (North America, except for and excluding the Pennsylvania Mine Area as defined in the Thermal A&R MCSA, is referred to hereinafter as the “Cooperation Area”), and may thereafter acquire ownership or control of additional coal reserves in the Ohio, Pennsylvania and West Virginia Counties identified on Schedule I (the “AAI Area”), such coal reserves owned or controlled as of the Effective Time in the Cooperation Area, together with such coal reserves thereafter acquired in the AAI Area, collectively, the “Coal Interests”;

WHEREAS, Coal Party, after the Effective Time, may open or acquire mines to develop its Coal Interests in Ohio, Pennsylvania, Virginia, and/or West Virginia (such States, except for and excluding the Pennsylvania Mine Area, collectively the “Four State Area”) for which mining permits will be, or have been, issued by Governmental Authorities pursuant to applicable Law (collectively, such mines that may in the future be opened or acquired and permitted in the Four State Area are referred to hereinafter as the “Mines” and individually as a/the “Mine”);

WHEREAS, Gas Party, as of the Effective Time, owns, controls or operates certain Gas interests located in the Cooperation Area, and may thereafter acquire ownership or control of or operate Gas interests located in the AAI Area, including leased as well as fee-owned interests (the “Gas Interests”);

WHEREAS, Coal Party and Gas Party each acknowledge and agree that they will have, in relation to such Mines, overlapping interests with respect to the other’s operations in the Life of Mine Plan, as hereinafter defined, area in and around each Mine (such Life of Mine Plan area for each Mine, the “Mine Area”) and desire to cooperate with each other, as further provided herein, with respect to coal and gas production from each Mine Area; and

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WHEREAS, Coal Party and Gas Party, as of the Effective Time, each own, control or operate various surface lands, rights of way, easements, roadways, and other surface rights within the Cooperation Area, and may thereafter acquire ownership or control of or operate various surface lands, rights of way, easements, roadways, and other surface rights in the AAI Area (for each Party, respectively, its “Surface Rights”);

WHEREAS, Coal Party desires to make their Surface Rights available for use by Gas Party in connection with Gas Party’s exploration, production, and development of the Gas Interests (including without limitation for use in transporting and marketing of production therefrom or from adjacent lands) and Gas Party desires to make certain of its Surface Rights available for use by Coal Party, in each case, as set forth below; and

WHEREAS, the safety of each Party’s operations within each Mine Area is a paramount objective of the Parties in entering into this Agreement.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, conditions, and obligations set forth herein, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

1.1    Defined Terms. For purposes hereof, the capitalized terms used herein and not otherwise defined have the meanings set forth in Appendix I.

1.2    References and Rules of Construction. All references in this Agreement to Exhibits, Schedules, Appendices, Articles, Sections, subsections, and other subdivisions refer to the corresponding Exhibits, Schedules, Appendices, Articles, Sections, subsections, and other subdivisions of or to this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Exhibit, Schedule, Appendix, Article, Section, subsection, and other subdivision of this Agreement are for convenience only, do not constitute any part of this Agreement, and shall be disregarded in construing the language hereof. The words “this Agreement,” “herein,” “hereby,” “hereunder,” and “hereof,” and words of similar import, refer to this Agreement as a whole and not to any particular Exhibit, Schedule, Appendix, Article, Section, subsection, or other subdivision unless expressly so limited. The phrase “which include” and the word “including” (in its various forms) mean “including without limitation.” All references to “$” or “dollars” shall be deemed references to United States dollars. Each accounting term not defined herein will have the meaning given to it under generally accepted accounting principles in the United States. Pronouns in masculine, feminine, or neuter genders shall be construed to state and include any other gender, and words, terms, and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. References to any Law means such Law as it may be amended from time to time. If a date specified herein for providing any notice or taking any action is not a Business Day, then the date for giving such notice or taking such action shall be the next day which is a Business Day.

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ARTICLE II

SAFETY AND COOPERATION; STANDARD OF CARE

2.1    Safety and Cooperation. In accordance with the terms and provisions of this Agreement, in each Mine Area, each Party shall comply with its own and, while on any other Party’s property, such other Party’s safety and access policies and shall cause all personnel engaged or directed by such Party and all contractors and subcontractors engaged in activities on behalf of such Party to similarly comply with such safety and access policies as required of the Parties themselves. The Parties shall cooperate in good faith with respect to their respective coal or gas operations in each Mine Area. The Parties further agree to comply with the insurance requirements set forth on Exhibit A hereto in each Mine Area, which requirements may be amended from time to time as agreed to by the Parties. The Parties shall endeavor to cooperate and work together in the area commonly known and referred to as Coal Party’s Mason Dixon Reserve and Gas Party’s Wadestown Prospect, which areas overlap and are generally depicted on the map attached hereto as Schedule 2.1, to attempt to (i) identify locations and development timing for proposed Wells in Pillar Permit Areas, mains, longwall gate pillars, barriers, and/or other locations acceptable to both Coal Party and Gas Party and reasonably likely to minimize the significance of any conflicts with Coal Party’s anticipated mining operations, and (ii) identify locations and construction timing for Gas Party’s proposed Non-Well Facilities acceptable to both Coal Party and Gas Party and reasonably likely to minimize the likelihood of any required relocation thereof, in each case of clauses (i) and (ii), as determined by both Coal Party and Gas Party in accordance with prudent coal mining and oil and gas development practices; provided, however, that for the avoidance of doubt, any failure to cooperate or work together under this provision shall not be applied to the prejudice of, or as a limitation on, the rights and obligations of the Parties under any other provision of this Agreement and shall not impose any additional liability on any Party, other than as expressly set forth herein.

2.2    Standard of Care. Each Party shall conduct its operations in a Mine Area in a good and workmanlike manner, in accordance with good and safe practices and standards for the type of work being conducted as a reasonably prudent operator operating under similar circumstances and in a manner that does not constitute gross negligence or willful misconduct.

2.3    Damage to Property; Liens and Encumbrances. Subject to ARTICLE III, Gas Party and Coal Party, as applicable, shall timely repair any damage to the real or personal property of any other Party that is caused by such Gas Party’s or Coal Party’s access, use and/or operations. Neither Gas Party nor Coal Party shall take any action to encumber or permit any lien on any other Party’s real or personal property.

2.4    Relationship of the Parties. This Agreement is not intended to create an association, partnership, joint venture, or principal and agency relationship between the Parties. No Party is now, nor will any Party be, an employee, contractor, partner, joint venturer, agent, or representative of any other Party for any purpose under this Agreement.

2.5    Access to Certain Data in a Mine Area. In connection with Gas Party’s and Coal Party’s cooperation and safety efforts in a Mine Area, upon reasonable prior notice by either Gas Party or Coal Party (the “Data Requesting Party”), the other Party shall give the Data Requesting Party access to (a) the results of any core hole samples and desorption tests relating to the Coal Gas or coal, as applicable, relating to any Third Party leasehold or fee-owned property in which both Gas Party has a Gas Interest and Coal Party has a Coal Interest, (b) any title studies, opinions, or reports relating to any Third Party leasehold or fee-owned property in which both Gas Party has a Gas Interest and Coal Party has a Coal Interest, provided, however, that the scope of Data Requesting Party’s access to the foregoing shall be limited to information that is relevant to the Data Requesting Party’s Coal Interests or Gas Interests, as applicable, and (c) any information reasonably requested by the Data Requesting Party in connection with and reasonably necessary with respect to the drilling of any Protected Well or Non-Protected Well through a coal seam owned or controlled by Coal Party, in each case, to the extent permitted by Existing Permits/Agreements or confidentiality or other restrictions of any agreement with a Third Party; provided, however, Gas Party shall not be required to provide any information with respect to any other coal seams, formations or zones, or any other property interests whatsoever, other than the coal seams owned or controlled by Coal Party in the pertinent Mine Area at the time the request is made. Gas Party and Coal Party shall each use its commercially reasonable

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efforts to share, without formal request from the other, the information set forth on Exhibit B with respect to the drilling of any Protected Well or Non-Protected Well in a Mine Area. Coal Party and Gas Party agree that all information furnished by the other Party hereunder is proprietary and confidential and will be protected as provided in Section 8.15 hereof, and each shall attempt to protect any attorney client privilege of any title studies, opinions, or reports that are made available to it by the other.

2.6    Pooling and Unitization. Notwithstanding anything herein to the contrary, Gas Party shall have the right to pool or unitize any Gas Assets as may be (i) established or prescribed by field rules or other regulatory order or (ii) as determined by Gas Party in its sole discretion.

2.7    Preservation of Certain Leasehold Interests. If (i) Coal Party wishes to release, surrender, terminate, or permit the termination or expiration of any Third Party leasehold in which Gas Party has a Gas Interest or (ii) Gas Party wishes to release, surrender, terminate, or permit the termination or expiration of any Third Party leasehold in which Coal Party has a Coal Interest, in each case, Coal Party and Gas Party agree that the terms and conditions set forth in Exhibit C shall apply.

ARTICLE III

OPERATIONS IN THE COOPERATION AREA

3.1    Operations in the Coal Area. With respect to the land in a Mine Area that is, during the relevant calendar year, (i) currently being actively mined by Coal Party for the production of coal from Coal Party’s Coal Interests, or (ii) identified in good faith by Coal Party as land to be mined for the production of such coal during the following ten (10) calendar years of the then-current Life of Mine Plan as shown on the Annual Coal Development Plan finalized for that Mine pursuant to Section 4.2(b)(iii) and located either (A) at a Mine where there is currently active mining for the production of such coal, or (B) at a Mine for which a mining permit has been issued and at which Coal Party has (1) secured its necessary financial commitment to proceed with such Mine and (2) commenced and is diligently pursuing material construction activities directly related to the installation of a slope or shaft for purposes of accessing such coal and is actively pursuing commencement of mining to produce such coal (such area, the “Coal Area”):

(a)    If Coal Party determines, in its sole discretion, that venting of Coal Gas is necessary for mine safety considerations, Coal Party shall have the right to: (i) drill, vent, and/or flare holes to vent such Coal Gas; (ii) install any necessary equipment on the surface or subsurface, including pipelines and facilities, to remove but not Capture such Coal Gas; and/or (iii) cause Gas Party to vent, flare, or Capture for processing and sale such Coal Gas from any existing Gas Party Well that is then Capturing Coal Gas from the Coal Gas seam or gob area in the mine at issue. Gas Party shall have the exclusive right to Capture any and all Coal Gas; provided, however, that in the event that Gas Party determines it shall not Capture sealed gob Gas in a Mine Area, or portion thereof, and notifies Coal Party in writing of such determination, then Coal Party may Capture such sealed gob Gas in that Mine Area, or portion thereof, at its discretion and sole risk and expense. In the event that Coal Party vents or flares Coal Gas within one hundred fifty feet (150 ft.) of any Gas Party well or other surface facility, then Coal Party shall maintain methane concentrations at less than 0.5%.

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(b)    Coal Party shall have the absolute right to Stimulate any coal seam for production or to degas a Mine Area; provided, however, that Gas Party may elect to Stimulate any coal seam in which Coal Party has a Coal Interest, at its sole cost and expense, upon prior written notice to Coal Party. In the event Gas Party so elects, Gas Party shall employ customary Stimulation best practices consistent with industry practices as determined by Gas Party for Stimulating such coal seams and shall keep Coal Party reasonably informed of any such Stimulation activities. Notwithstanding the foregoing, Gas Party may employ experimental Stimulation techniques with respect to any coal seam in which Coal Party has a Coal Interest only with the prior written consent of Coal Party, which such consent shall not be unreasonably withheld, conditioned, or delayed (or shall not impose any financial or economic burdens or requirements on Gas Party other than, or in addition to, those set forth in this Agreement).

(c)    Gas Party shall, subject to Coal Party’s plugging, relocation, and shut-in rights pursuant to Section 3.3, have the right to locate and drill Wells, and construct pipelines and facilities, in the Coal Area that are attributable to the Gas Interests and the right to exercise its Surface Use Rights set forth in Section 5.1 below in the Coal Area, including the right to transport Third Party Gas from lands in the Coal Area or other lands and the right to support operations of Gas Party, its partners, joint venturers, co-working interest owners, and/or any of its joint ventures on lands in the Coal Area or other lands; provided, however, that, prior to drilling any Well which will have all or part of its vertical wellbore in the Coal Area at the time that Governmental Authorities issue the drilling permit for such Well, Gas Party shall request the prior written consent of Coal Party with respect to the casing design and location of such Well at the vertical depth at which such Well penetrates the coal seam(s) owned or controlled by Coal Party as part of its Coal Interests, which such consent shall not be unreasonably withheld, conditioned, or delayed (or shall not impose any financial or economic burdens or requirements on Gas Party other than, or in addition to, those set forth in this Agreement). Upon receiving a request from Gas Party to drill such Well, Coal Party may, within fifteen (15) days, (i) consent to the casing design of such Well at the foregoing depth and its proposed location; (ii) consent to the casing design of such Well at the foregoing depth but not consent to its proposed location; or (iii) not consent to the casing design of such Well at the foregoing depth and its proposed location. In the case of (i), such Well shall be deemed a “Protected Well.” In the case of (ii) or (iii), Coal Party and Gas Party shall meet to attempt a mutually agreeable solution within the next subsequent fifteen (15) days, and if they are unable to agree, Gas Party may nevertheless drill such Well without obtaining Coal Party’s consent, and such Well shall be deemed a “Non-Protected Well.”

(d)    Notwithstanding anything herein to the contrary and regardless of whether a Well to be drilled in a Coal Area is deemed a Protected Well or a Non-Protected Well (i) Gas Party shall, upon fifteen (15) days advance written notice to Coal Party followed by twenty four (24) hours advance written notice to Coal Party (via email or facsimile), in each case prior to commencement of drilling, have the right to drill Wells through Coal Party’s Coal Interests, and (ii) Coal Party shall, after being notified of such drill plan by Gas Party, provide such window as is necessary or required for Gas Party to safely drill such Well, or Wells (by way of example, but not of limitation, to drill such Wells from a multi-well pad), through Coal Party’s Coal Interests, either (A) during a Coal Party scheduled idle mine shift, in which event Gas Party shall not be responsible for any costs or expenses incurred by Coal Party as a result of Gas Party’s drilling of such Well, or Wells, including without limitation those associated with idling of the Mine or

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evacuation required by applicable Law, or (B) at Gas Party’s option, during a Coal Party scheduled active mine shift, in which event Gas Party shall be responsible for the actual costs and expenses reasonably incurred by Coal Party as a result of Gas Party’s drilling of such Well, or Wells, including without limitation those associated with idling of the Mine or evacuation required by applicable Law; provided, however, that (x) Coal Party shall, within three (3) Business Days after Coal Party’s receipt of Gas Party’s fifteen (15) day advance written notice, notify Gas Party in writing of all Coal Party’s scheduled idle mine shifts that fall within the next two (2) week period, and (y) such drilling window shall, unless otherwise agreed in writing by Coal Party and Gas Party, start not less than six (6) hours, nor more than twenty four (24) hours, after Gas Party’s twenty four (24) hour advance written notice to Coal Party.

3.2    Operations in the Non-Coal Area. With respect to the land in any Mine Area that is not, during the relevant calendar year, shown by Coal Party (such showing by Coal Party to be in good faith) as a Coal Area on the Annual Coal Development Plan finalized for any Mine (the “Non-Coal Area”):

(a)    Gas Party shall, subject to Coal Party’s plugging, relocation, and shut-in rights pursuant to Section 3.3, have the right to locate and drill Wells, and construct pipelines and facilities, in the Non-Coal Area that are attributable to the Gas Interests and the right to exercise its Surface Use Rights set forth in Section 5.1 below in the Non-Coal Area, including the right to transport Third Party Gas from lands in the Coal Area or other lands and the right to support operations of Gas Party, its partners, joint venturers, co-working interest owners, and/or any of its joint ventures on lands in the Coal Area or other lands. Coal Party shall have the absolute right to Stimulate any coal seam for production, but not Capture, in the Non-Coal Area or to degas the Non-Coal Area.

(b)    Any Well drilled by Gas Party such that the vertical wellbore of the Well was located within the Non-Coal Area at the time that Governmental Authorities issue the original drilling permit for such Well shall be deemed a Protected Well.

(c)    Each Well in the Non-Coal Area that exists or for which a drilling permit has been issued by Governmental Authorities as of the Effective Time shall be deemed a Protected Well hereunder. Further, in the event that, after the Effective Time, Coal Party acquires ownership or control of any Mine for which a mining permit or permits have been issued by Governmental Authorities prior to Coal Party’s acquisition thereof (i) each Well in the Mine Area of such Mine that exists or for which a drilling permit has been issued by Governmental Authorities as of the date such Mine is acquired by Coal Party shall be deemed a Protected Well hereunder, and (ii) each Well in the Mine Area of such Mine for which a drilling permit is issued by Governmental Authorities after the date such Mine is acquired by Coal Party shall be subject to this Agreement, including ARTICLE III hereof.

(d)    To the extent Gas Party desires to drill the vertical wellbore of a Well, or Wells, in the Non-Coal Area within a Mine Area, Gas Party and Coal Party shall use commercially reasonable efforts to cooperate with each other with respect to the location of such Gas Party Wells and operations; provided, however, that if Coal Party and Gas Party do not agree on the location of such Well in the Non-Coal Area portion of a Mine Area within thirty (30) days after written notification from Gas Party to Coal Party of such Well’s planned location, Gas

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Party shall have the right to determine the location of any such Well in the Non-Coal Area portion of such Mine Area in its sole discretion and such Well shall be deemed a Protected Well; provided, further, that Gas Party shall have no obligation to notify Coal Party prior to drilling any Well that is not located in a Mine Area at the time such Well is permitted, or to coordinate with Coal Party concerning the location of any such Well.

3.3    Plugging, Relocation, and Shut-In Rights and Expenses in a Mine Area.

(a)    Protected Wells: In the event Coal Party reasonably anticipates needing to mine-through, or shut-in (including temporarily plugging) to allow Mine-By of, a Protected Well in connection with mining Coal Party’s Coal Interests in a Mine Area, Coal Party may upon reasonable advance notice to Gas Party, but in no event upon less than thirty (30) months’ advance notice, require that any such Protected Well, to the extent not prohibited by any applicable Existing Permits/Agreements binding on Gas Party, be (i) plugged and abandoned consistent with mine-through Laws and relocated, in which event such notice shall specify the Mining P&A Date and Coal Party shall reimburse Gas Party for 100% of the costs associated with the plugging and abandoning of such Protected Well and compensate Gas Party pursuant to Schedule 3.3(a), taking into account the Gas Reserves (including proved developed producing, proved developed non-producing, proved undeveloped, possible undeveloped, and probable undeveloped reserves) and the underlying leases, if applicable, that are lost due to such plugging, abandonment and relocation; provided, however, that (A) at Coal Party’s request, Gas Party shall, to the extent not prohibited by any applicable Existing Permits/Agreements, promptly transfer the applicable wellbore to Coal Party or its designee for such plugging and abandoning consistent with mine-through Laws, and prior to such transfer, Coal Party shall compensate Gas Party for the then-current fair market value of such Protected Well, which, taking into account the Gas Reserves and the underlying leases if applicable, shall be determined pursuant to Schedule 3.3(a), or (B) Gas Party may request to pursue a Mine-By or Long-Wall Move-Around of such Well pursuant to Section 3.3(c), in lieu of plugging and abandonment; or (ii) shut-in (including temporarily plugging) for a period of time, in which event Coal Party shall reimburse Gas Party for any costs and damages reasonably incurred by Gas Party in connection with such shut-in, including any losses (including interest on such amounts) resulting from the delay in Gas Party receiving net revenues from production from such Protected Well caused by such shut-in. In addition, Coal Party shall compensate Gas Party for losses incurred by Gas Party due to any lessor’s claims for damages arising or resulting from actions taken pursuant to this Section 3.3(a) that have been finally determined.

(b)    Non-Protected Wells: In the event Coal Party reasonably anticipates needing to mine-through, or shut-in (including temporarily plugging) to allow Mine-By of, a Non-Protected Well in connection with mining Coal Party’s Coal Interests in a Mine Area, Coal Party may upon reasonable advance notice to Gas Party, but in no event upon less than thirty (30) months’ advance notice, require that any such Non-Protected Well, to the extent not prohibited by any applicable Existing Permits/Agreements binding on Gas Party, be (i) plugged and abandoned consistent with mine-through Laws and relocated, in which event such notice shall specify the Mining P&A Date and Gas Party shall bear 100% of the costs associated with plugging and abandoning such Non-Protected Well and 100% of the loss of value of such Well; provided, however, that (A) at Coal Party’s request, Gas Party shall, to the extent not prohibited by any applicable Existing Permits/Agreements, promptly transfer the wellbore of such Well to

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Coal Party or its designee for such plugging and abandoning consistent with mine-through Laws, and Gas Party shall reimburse Coal Party for all reasonable and actual costs associated with such plugging, abandonment and relocation, or (B) Gas Party may request to pursue a Mine-By or Long-Wall Move-Around of such Well pursuant to Section 3.3(c), in lieu of plugging and abandonment; or (ii) shut-in (including temporarily plugging), and Gas Party shall bear 100% of any costs and damages incurred by Gas Party in connection with such shut-in (including temporarily plugging) of such Non-Protected Well, and if such Well can be reopened, in connection with the reopening of such Well. Coal Party shall not be liable to any other Party for any lost Gas Reserves or lost leases in the exercise of its rights under this Section 3.3(b), unless and except in the event that a Non-Protected Well is plugged and abandoned for mine through pursuant hereto and Coal Party fails to mine through such Well within the next forty eight (48) calendar months after such plugging and abandonment, in which event Coal Party shall reimburse Gas Party for 50% of the costs associated with the plugging and abandoning of such Non-Protected Well and compensate Gas Party for 50% of the lost value of such Non-Protected Well, taking into account the Gas Reserves and underlying leases, if applicable, that are lost.

(c)    Long-Wall Move-Around Wells and Mine-By Wells. In the event that Gas Party is required to plug and abandon any Protected or Non-Protected Well in a Mine Area as a result of Coal Party’s exercise of its rights under this ARTICLE III and Gas Party desires to drill or retain such Protected or Non-Protected Well, Gas Party may, to the extent permitted under this Section 3.3(c), request to have a Long-Wall Move-Around or a Mine-By with respect to such Well in lieu of such plugging and abandonment, in each case, as follows:

(i)    Long-Wall Move-Around Wells. In the event Gas Party desires in a Mine Area that Coal Party conduct a Long-Wall Move-Around of any Protected or Non-Protected Well that is required to be plugged and abandoned for mine-through pursuant to this ARTICLE III:

(1)    Gas Party may request in writing, not later than twenty-four (24) months prior to the anticipated Mining P&A Date of such Well, as identified by Coal Party, that Coal Party conduct a Long-Wall Move-Around of such Protected or Non-Protected Well, which request when delivered by Gas Party to Coal Party shall include evidence of Gas Party’s compliance with the insurance requirements set forth on Exhibit A attached hereto, and any amendments thereof then in effect;

(2)    Not more than thirty (30) calendar days after receipt of Gas Party’s written request for Coal Party to conduct a Long-Wall Move-Around with respect to any applicable Protected or Non-Protected Well, Coal Party shall provide to Gas Party in writing:

(A)    Either its consent to such proposed Long-Wall Move-Around (subject to Gas Party paying the value of the stranded coal reserves and associated operational costs, as determined pursuant hereto) or its non-consent to such proposed Long-Wall Move-Around, such consent not to be unreasonably withheld, conditioned or delayed (or not to impose any financial or economic burdens or requirements on Gas Party other than, or in addition to, those set forth in this Agreement); provided, however, in no event shall Coal Party be obligated

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to grant such consent to the extent such Long-Wall Move-Around would be reasonably likely to adversely affect or endanger the health or safety of any personnel working within the applicable Mine or above or below such Mine, would violate any applicable Laws, would be prohibited by any Existing Permits/Agreements binding on Coal Party, would cause Coal Party to be unable to meet or perform its contractual obligations in any material respect or would materially interfere with or adversely affect Coal Party’s ability to operate its Mine in an efficient manner that maintains coal quality and allows continued timely implementation of its then-current Annual Coal Development Plan; and, further, provided that it will not be deemed unreasonable for Coal Party to condition its consent upon Gas Party furnishing assurance of Gas Party’s financial ability to pay Coal Party for the value of the stranded coal reserves and operational costs that Coal Party reasonably estimates will be associated with the requested Long-Wall Move-Around, including but not limited to requiring Gas Party to post a surety bond in favor of Coal Party for the amount of such value and costs; and

(B)    If Coal Party elects to consent to such request, a good-faith estimate of the value of the stranded coal reserves and operational costs that Coal Party reasonably estimates will be associated with the requested Long-Wall Move-Around, as determined using the formulas set forth on Schedule 3.3(c);

(3)    If Coal Party elects not to consent to such request pursuant to subsection (2) above for a Long-Wall Move-Around with respect to such Protected or Non-Protected Well, then there shall be no Long-Wall Move-Around with respect to such Well, and such Well shall be plugged and abandoned as set forth in Section 3.3(a) or Section 3.3(b), as applicable, and the cost and expense associated with such plugging and abandonment shall be allocated as set forth in Section 3.3(a) or Section 3.3(b), as applicable; and

(4)    If Coal Party consents to such request pursuant to subsection (2) above for a Long-Wall Move-Around with respect to such Protected or Non-Protected Well, then, not more than thirty (30) days after receipt of Coal Party’s good-faith estimate of the value of the stranded coal reserves and operational costs associated with such request, Gas Party shall provide to Coal Party in writing either:

(A)    Confirmation to proceed with the requested Long-Wall Move-Around, together with Gas Party’s reasonable good faith estimate of the compensation and reimbursement to which Gas Party would have been entitled under Section 3.3(a) if the pertinent Well is a Protected Well and had been plugged for mine-through (the “Protected Well Mining P&A Estimate”), and (a) Coal Party shall conduct the Long-Wall Move-Around with respect to such Protected or Non-Protected Well, (b) Gas Party shall pay to Coal Party an amount equal to the value of any stranded coal reserves and operational costs associated with the Long-Wall Move-Around for such Well, as determined utilizing the formulas set forth on Schedule 3.3(c) attached hereto, minus the Protected Well Mining P&A Estimate, if applicable, (c) Coal Party shall invoice Gas Party for the

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value of the stranded reserves and operational costs associated with the Long-Wall Move-Around for such Well, minus the Protected Well Mining P&A Estimate (if applicable), after Coal Party completes such Long-Wall Move-Around as to such Well, and (d) Gas Party shall pay such invoice within thirty (30) days after receipt thereof; or

(B)    Notice that Gas Party withdraws its request for such Long-Wall Move-Around, and then there shall be no Long-Wall Move-Around with respect to such Protected or Non-Protected Well, and such Well shall be plugged and abandoned as set forth in Section 3.3(a) or Section 3.3(b), as applicable, and the cost and expense associated with such plugging and abandonment shall be allocated as set forth in Section 3.3(a) or Section 3.3(b), as applicable.

(ii)    Mine-By Wells. In the event Gas Party desires in a Mine Area that Coal Party conduct a Mine-By of any Protected or Non-Protected Well that is required to be plugged and abandoned for mine-through pursuant to this ARTICLE III:

(1)    Gas Party may request in writing, not later than twenty-four (24) months prior to the anticipated Mining P&A Date of such Protected or Non-Protected Well, as identified by Coal Party, that Coal Party conduct a Mine-By of such Well, which request when delivered by Gas Party to Coal Party shall include evidence of Gas Party’s compliance with the insurance requirements set forth on Exhibit A attached hereto, and any amendments thereof then in effect;

(2)    Not more than thirty (30) calendar days after receipt of Gas Party’s written request for Coal Party to conduct a Mine-By with respect to any such Protected or Non-Protected Well, Coal Party shall provide to Gas Party in writing:

(A)    Either its consent to such proposed Mine-By or its non-consent to such proposed Mine-By, such consent not to be unreasonably withheld, conditioned or delayed (or not to impose any financial or economic burdens or requirements on Gas Party other than, or in addition to, those set forth in this Agreement); provided, however, in no event shall Coal Party be obligated to grant such consent to the extent such Mine-By would be reasonably likely to adversely affect or endanger the health or safety of any personnel working within the applicable Mine or above or below such Mine, would violate any applicable Laws, would be prohibited by any Existing Permits/Agreements binding on Coal Party, would cause Coal Party to be unable to meet or perform its contractual obligations in any material respect or would materially interfere with or adversely affect Coal Party’s ability to operate its mine in an efficient manner that maintains coal quality and allows continued timely implementation of its then-current Annual Coal Development Plan; and

(B)    If Coal Party elects to consent to such request, a good-faith estimate of the value of any stranded coal reserves and incremental operational costs that Coal Party reasonably estimates will be associated with the requested Mine-By, as determined using the formulas set forth on Schedule 3.3(c);

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(3)    If Coal Party elects not to consent to such request for a Mine-By pursuant to subsection (2) above with respect to such Protected or Non-Protected Well, then there shall be no Mine-By with respect to such Well, and such Well shall be plugged and abandoned as set forth in Section 3.3(a) or Section 3.3(b), as applicable, and the cost and expense associated with such plugging and abandonment shall be allocated as set forth in Section 3.3(a) or Section 3.3(b), as applicable;

(4)    If Coal Party consents to such request for a Mine-By pursuant to subsection (2) above with respect to such Protected or Non-Protected Well, then, not more than thirty (30) days after receipt of Coal Party’s good-faith estimate of the value of the stranded coal reserves and incremental operational costs associated with such request, Gas Party shall provide to Coal Party in writing either:

(A)    Confirmation that Gas Party desires to proceed with the requested Mine-By, together with a Protected Well Mining P&A Estimate (if applicable), and, upon receipt of such confirmation (a) Gas Party and Coal Party shall proceed to file all necessary documentation and applications with the appropriate regulatory agencies to Mine-By such Protected or Non-Protected Well, (b) Coal Party and Gas Party shall diligently work together in obtaining all of the necessary regulatory paperwork, and (c) Coal Party and Gas Party shall each continue to update the other Party every sixty (60) calendar days thereafter with respect to the status of the pending approvals and shall provide copies of any documentation filed with, or received from, such regulatory agencies; provided, however, that, notwithstanding anything in this Agreement to the contrary, in the event Coal Party and Gas Party fail to obtain all applicable regulatory approvals from the appropriate regulatory agencies to Mine-By as to such Well at least sixty (60) days prior to the time that the anticipated Mine-By is to occur, then Gas Party shall be deemed not to have requested such Mine-By and Coal Party shall be deemed not to have consented thereto; and, further, provided that, if there are more than six (6) Wells on the pertinent Well pad, such sixty (60) day period shall be increased by an additional ten (10) days for each Well above six (6) Wells on that Well pad; or

(B)    Notice that Gas Party withdraws its request for such Mine-By, and then there shall be no Mine-By with respect to such Protected or Non-Protected Well, and such Well shall be plugged and abandoned as set forth in Section 3.3(a) or Section 3.3(b), as applicable, and the cost and expense associated with such plugging and abandonment shall be allocated as set forth in Section 3.3(a) or Section 3.3(b), as applicable

(5)    If Coal Party and Gas Party receive all necessary regulatory approvals for the Mine-By of such Protected or Non-Protected Well, then (A) Coal Party and Gas Party shall commence and diligently pursue the completion of such Mine-By in accordance with applicable Laws and within the time period outlined in such regulatory approvals, (B) Gas Party shall pay to Coal Party an amount equal to the value of any stranded coal reserves and incremental operational costs, including without limitation any out-of-pocket costs and expenses incurred by Coal Party for idling its mine due to delays

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in implementing the associated Mine-By Temporary P&A, associated with the Mine-By for such Well, as determined utilizing the formulas set forth on Schedule 3.3(c) attached hereto, minus the Protected Well Mining P&A Estimate (if applicable), (C) Coal Party shall invoice Gas Party for the value of the stranded reserves and operational costs associated with the Mine-By for such Well, minus the Protected Well Mining P&A Estimate (if applicable), after Coal Party completes its work associated with such Mine-By, and (D) Gas Party shall pay such invoice within thirty (30) days after receipt thereof;

(6)    If Gas Party elects to reopen any Protected or Non-Protected Well that has been Mine-By Temporary P&A following Mine-By by Coal Party, then (A) before such reopening, Gas Party shall first obtain all necessary regulatory approvals and then attempt to reopen such Well only after the first longwall panel has been mined to a minimum distance past the affected Well as required by applicable Law, and (B) Gas Party shall furnish to Coal Party all reports and data reasonably requested by Coal Party with respect to the affected Well for health and safety purposes, including well integrity data required to be reported under any applicable Law or needed to acquire any regulatory approval; and

(7)    With respect to any Protected Wells to be Mine-By Temporary P&A, Coal Party shall pay Gas Party the costs of the first Mine-By Temporary P&A and subsequent reopening of such Well(s), and Gas Party shall bear the costs of any subsequent Mine-By Temporary P&A and reopening of such Well(s), unless a subsequent Mine-By Temporary P&A is required for mining-related regulatory compliance, in which case Coal Party shall pay Gas Party the costs of such Mine-By Temporary P&A and subsequent reopening of such Well(s).

(d)    Non-Well Operations: In a Mine Area, Coal Party may require at any time that Gas Party relocate (within a reasonable time, but in no event later than twenty-four (24) months following receipt of such notice from Coal Party) an easement (including Surface Easements), pipeline, facility, or other related equipment located in a Mine Area (other than a Well and associated Well equipment) (each, a “Non-Well Facility”) if any such Non-Well Facility is reasonably expected by Coal Party to interfere with Coal Party’s present or planned operations or uses in, on, or under any of its Coal Interests, and the following shall apply:

(i)    All costs and expenses of Gas Party associated with the initial relocation of any Non-Well Facility constructed after the Effective Time shall be (1) borne 100% by Gas Party, if at the time of construction such Non-Well Facility was within a Coal Area and its location was not approved in writing by Coal Party, and (2) otherwise, borne 50% by Gas Party and 50% by Coal Party.

(ii)    With respect to any Non-Well Facility existing in the Cooperation Area as of the Effective Time, this Agreement shall govern and supersedes the Original MCSA, and if such Non-Well Facility was located in the (1) Coal Area of a Mine Area at the time it was constructed, all costs and expenses associated with the initial relocation shall be borne 100% by Gas Party, and (2) Non-Coal Area of a Mine Area or outside a Mine Area at the time it was constructed, all costs and expenses associated with the initial relocation shall be borne 50% by Gas Party and 50% by Coal Party.

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(iii)    Coal Party may require a second or further relocation with respect to any Non-Well Facility that has been previously relocated pursuant hereto; provided, however, that (X) the costs and expenses of any such second or further relocation shall be borne solely by Coal Party, (Y) Coal Party shall compensate Gas Party for lost profits due to the Non-Well Facility being out of service, and (Z) Coal Party shall indemnify and hold Gas Party harmless from any Claim made by a Third Party arising from such Non-Well Facility being out of service during the relocation. For the avoidance of doubt, the costs and expenses of any relocation performed pursuant to this Section 3.3(d) shall, in each instance, include the cost and expense incurred to acquire any new easements or rights-of-way from Third Parties that are reasonably necessary or required in connection with such relocation and lost profits due to the Non-Well Facility being out of service. For the further avoidance of doubt, any new easements that are necessary or required in connection with such relocation shall, to the extent practicable, be granted free of charge pursuant to the Surface Use Rights herein granted.

(e)    For the avoidance of doubt, where this Section 3.3 has been qualified by language such as “to the extent not prohibited by any Existing Permits/Agreements” or phrases of similar import, the Parties agree that such provisions herein and the relevant Existing Permits/Agreements shall be construed and applied in a manner consistent with the objectives contained in this Agreement.

3.4    Operations in the Cooperation Area Outside a Mine Area. For the avoidance of doubt, with respect to any land, including Coal Interests, Gas Interests and/or Surface Rights, in the Cooperation Area that is, at any given time, outside a Mine Area:

(a)    Gas Party shall have (i) the absolute right to freely operate and develop its Gas Interests and to utilize its Surface Use Rights and License Use Rights, including, without limitation, the absolute right to drill Wells, to determine the location of its Wells in its sole discretion, and to construct Non-Well Facilities, and including, without limitation, the right to transport Third Party Gas from lands in the Coal Area or other lands and to support operations of Gas Party, its partners, joint venturers, co-working interest owners, any of its joint ventures, and/or any of its Affiliates on lands in the Coal Area or other lands and to otherwise exercise all rights granted to Gas Party in ARTICLE V, and (ii) no obligation to notify Coal Party prior to drilling any such Well or to coordinate with Coal Party concerning the location of any such Wells or Non-Well Facilities.

(b)    Notwithstanding its obligations to cooperate with Gas Party and to allow Gas Party to utilize all rights granted to Gas Party pursuant to this Agreement, Coal Party shall, except as otherwise provided in Section 3.4(c) or Section 6.5, have no rights under this Agreement, including, without limitation, the right to subside or to cause Gas Party to plug, abandon and/or relocate, with respect to (i) any Well of Gas Party, or its partners, joint venturers, co-working interest owners, and/or any of its joint ventures, which had its vertical wellbore outside the Mine Area at the time the initial drilling permit for such Well was issued, or (ii) any Non-Well Facility of Gas Party, or its partners, joint venturers, co-working interest owners, and/or any of its joint ventures, which was located outside the Mine Area at the time originally constructed.

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(c)    The terms of this Section 3.4 shall apply with respect to each existing Well and Non-Well Facility of Gas Party that is outside a Mine Area but within the Cooperation Area as of the Effective Time and any Well and Non-Well Facility of Gas Party drilled or constructed after the Effective Time and that, when constructed, is outside a Mine Area but within the Cooperation Area; provided, however, if a Mine Area is thereafter established or purchased by Coal Party that encompasses any such Well or Non-Well Facility (i) all such Wells existing within such area as of the date such Mine Area is established or purchased, and all Wells in such Mine Area for which drilling permits have been issued by Governmental Authorities as of the date of such establishment or purchase, shall be deemed Protected Wells and subject to such provisions of this Agreement covering Protected Wells, and (ii) all such Non-Well Facilities constructed within such area prior to the date such Mine Area is established or purchased shall be deemed installed outside the Coal Area and subject to the provisions of this Agreement covering Non-Well Facilities.

3.5    Permits in the Cooperation Area. Coal Party and Gas Party are each responsible for obtaining all permits, title reports, licenses, and bonds related to its operations. Provided that such other Party has complied with its obligations under this Agreement and to the extent not prohibited by Existing Permits/Agreements: (a) Coal Party, including for the avoidance of doubt Coal Party’s Affiliates, shall support Gas Party’s permitting and regulatory activities in the Cooperation Area and agrees it will not object, protest, appeal, or interfere with any applications submitted by Gas Party for permits, approvals, or authorizations required by any Governmental Authority in the Cooperation Area and will timely execute or submit applicable waivers, consents (including consents to Stimulate), or other documents as requested by Gas Party in accordance with the aforementioned; and (b) Gas Party shall support Coal Party’s permitting and regulatory activities in each Mine Area, including with respect to initial start-up of a Mine, and agree they will not object, protest, appeal, or interfere with any applications submitted by Coal Party for permits, approvals, or authorizations required by any Governmental Authority in such Mine Area and will timely execute or submit applicable waivers, consents, or other documents as requested by Coal Party in accordance with the aforementioned. Applications covered include not only initial applications for a mine permit in a Mine Area or Well permit or Non-Well Facilities permit anywhere in the Cooperation Area but also amendments or revisions to existing applications, renewals, six (6) month map filings, or similar submissions after an original application; provided, however, that the Party which is supporting the other Party’s permitting and/or regulatory activities shall not be required to incur any out-of-pocket costs in connection therewith other than as set forth herein. Coal Party and Gas Party each agree to comply in all material respects with all applicable Existing Permits/Agreements burdening the Coal Interests and Gas Interests, as applicable; provided, however, that for the avoidance of doubt the Parties agree that the relevant Existing Permits/Agreements shall be construed and applied in a manner consistent with the objectives contained in this Agreement.

3.6    As-Built Drawings. In the event any new surface facilities are constructed or surface real property improvements are made by Coal Party or Gas Party within a Mine Area, the constructing Party shall promptly provide the other Party with As-Built Construction Drawings showing the nature and location of such new construction or improvement as are available to the constructing Party, or alternatively notify the other Party and make such As-Built Construction Drawings available to the other Party for copying.

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3.7    Drilling Procedures. The procedures set forth in Schedule 3.7 will be followed when drilling Wells in a Mine Area after the Effective Time.

3.8    Allowances and Credits. The Coal Party and Gas Party agree that any baseline or additional Allowances or Energy Credits (whether the Allowances are allocated on a pre- or post- Coal Gas Capture basis or whether due to Coal Gas Capture or any other Coal Gas or mining activities) directly attributable (i) to Gas Party’s Capture of Coal Gas or Coal Gas activities, in each case, associated with the Coal Interests existing as of the Effective Time within the Cooperation Area and (ii) to mining activities by Coal Party or its Coal Affiliates with respect to Coal Interests existing as of the Effective Time within the Cooperation Area, in each case, to which each Party is or may become entitled to claim, own or benefit from prior to, on or after the Effective Time (such Allowances and Energy Credits, as limited by items (i) and (ii) above, the “Subject Coal Allowances” and “Subject Coal Energy Credits,” respectively), whether allocated by any government or regulatory agency, purchased or otherwise acquired by a Party, shall be held, controlled and owned fifty percent (50%) by Gas Party and fifty percent (50%) by Coal Party. The Parties agree to cooperate to the extent reasonably necessary as to their agreement in respect of the ownership and control of all such Subject Coal Allowances and Subject Coal Energy Credits consistent with the foregoing.

(a)    For the avoidance of doubt, Gas Party and Coal Party shall each hold all rights, title and interest in and to its fifty percent (50%) share of all Subject Coal Energy Credits and its fifty percent (50%) share of all Subject Coal Allowances, whether Verified, as defined below, or not Verified, severally and not jointly or as tenants in common, so that Gas Party and Coal Party each may (i) hold, control, or own, or (ii) sell, lease, assign, transfer, trade and/or convey, in each case, its percentage share in whole or in part of its Subject Coal Energy Credits and/or Subject Coal Allowances without the consent of the other Party, free and clear of all liens, claims or encumbrances, and to the extent all such percentage share of a Party is sold, leased, assigned, transferred, traded and/or conveyed, the remaining percentage share of that type and vintage of Subject Coal Energy Credits and Subject Coal Allowances shall be held, owned, controlled, or sold, leased, assigned, transferred, traded and/or conveyed, solely by the other Party.

(b)    To the extent that any lien, claim or encumbrance may arise by or through any Party upon the Subject Coal Energy Credits or the Subject Coal Allowances of the other Party, then the Party by or through whom the lien, claim or encumbrance arose agrees (at its own cost and expense) to take any and all actions necessary to promptly remove any such lien, claim or encumbrance that encumbers the other Party’s Subject Coal Energy Credits or Subject Coal Allowances.

(c)    Gas Party and Coal Party will cooperate in the selection of the firm to verify or certify all or any portion of the Subject Coal Energy Credits and Subject Coal Allowances (“Verify” or “Verification”). In the event the Parties cannot agree on the Verification firm, each Party shall each have the exclusive right to determine which firms such Party will retain to Verify all or any portion of the Subject Coal Energy Credits and Subject Coal Allowances. Any Party Verifying the Subject Coal Energy Credits and Subject Coal Allowances must give reasonable written notice of such Verification and the type of Subject Coal Energy Credits or Subject Coal Allowances being so Verified to the other Party and will provide to the

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other Party a copy of any reports related to any such Verification. If the Parties select different Verification firms or obtain separate Verification reports from the same firm, each Party will be entitled to its percentage share of the average of the total Verified Subject Coal Energy Credits and Verified Subject Coal Allowances determined by the Verification firms or reports, as the case may be.

(d)    Each Party shall each have the exclusive right, as to its percentage of the Subject Coal Energy Credits and Subject Coal Allowances, to determine under which Programs and system(s), and using whatever means, such Party will (i) sell, lease, assign, transfer, trade and/or convey or (ii) register, record, or otherwise perfect (“Register”), in each case, its share of the Subject Coal Energy Credits or Subject Coal Allowances, and to sell, lease, assign, transfer, trade and/or convey the same to any Third Party such Party so chooses. Each Party Registering Subject Coal Energy Credits or Subject Coal Allowances must give reasonable written notice of registration (“Registration”) to the other Party and will provide to the other Party a copy of any reports related to any such Registration. If, in the course of a Party Registering or selling, leasing, assigning, transferring, trading and/or conveying its percentage share of the Subject Coal Energy Credits or Subject Coal Allowances, the quantity of the share of Subject Coal Energy Credits or Subject Coal Allowances actually Registered or transferred is less or greater than the percentage of the Subject Coal Energy Credits or Subject Coal Allowances divided, neither the Party Registering or transferring the Subject Coal Energy Credits or the Subject Coal Allowances, nor the other Party, will be entitled to any adjustment in its share or other compensation for the greater or lesser quantity.

(e)    Each Party acknowledges that the other Party has the right to fifty percent (50%) of any and all consideration derived from the sale, lease, assignment, transfer, trade and/or conveyance of all Subject Coal Energy Credits and/or all Subject Coal Allowances contemplated herein. Further, the Parties shall proceed as follows with respect to Credit Producers:

(i)    The Party engaging a Credit Producer, whether the Coal Party or the Gas Party, shall promptly notify the other Party in writing of the proposed project (each, a “Project Notice”), including (1) the name and contact address, telephone no. and facsimile no. for the Credit Producer, (2) the proposed terms of the project, (3) the name of the pertinent Mine Area, (4) the proposed payment or consideration scheme, and (5) any other relevant information concerning the project;

(ii)    The Party receiving the Project Notice shall have the right to either (1) agree to receive its fifty percent (50%) share of the consideration as proposed in the Project Notice, or (2) enter into separate negotiations with the Credit Producer, limited to the manner or scheme in which the Credit Producer will pay such Party for its fifty percent (50%) share of the consideration for the Subject Coal Energy Credits or Subject Coal Allowances, which negotiations shall be allowed for a period of up to thirty (30) days from the date of such Party’s receipt of the Project Notice;

(iii)    In the event that the Party receiving the Project Notice does not initially agree to the payment scheme as proposed in the Project Notice, but fails to reach its own agreement with the Credit Producer regarding the manner or scheme for payments within thirty (30) days after such Party’s receipt of the Project Notice, then any consideration for the Subject

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Coal Energy Credits or Subject Coal Allowances shall be paid according to the project agreement between the Credit Producer and the Party that engaged the Credit Producer, and the Party that executed the project agreement with the Credit Producer shall promptly and fully pay to the other Party its fifty percent (50%) share of the consideration, and shall include with such payment all necessary documentation to enable verification of the consideration received by such executing Party;

(iv)    The Project Notice and the right of the non-engaging Party to seek to negotiate a separate agreement with the Credit Producer regarding the consideration scheme for its fifty percent (50%) share, as described above, shall not be construed as a requirement that the consent of the non-engaging Party is needed for a project agreement proposed hereunder to proceed between the engaging Party and the Credit Producer;

(v)    Throughout the process set forth above, the Party that engaged the Credit Producer shall endeavor to keep the other Party reasonably apprised of applicable information related to the quantity of Subject Coal Energy Credits and/or Subject Coal Allowances generated, registration activities and market activities, and shall permit the other Party to perform an annual audit during reasonable business hours to verify the consideration paid for the Subject Coal Energy Credits and/or Subject Coal Allowances that are generated by the project; and

(vi)    The Party that engaged the Credit Producer shall direct the Credit Producer to take all necessary steps to Verify, Register, market and sell any Subject Coal Energy Credits and/or Subject Coal Allowances derived from the Coal Gas activities for which such Credit Producer was engaged.

(f)    Each Party agrees to provide the other Party with reasonable cooperation in attaining any Verification, certification, documentation or other needed approvals, or in negotiating or finalizing any sale, Registration, transfer or other use of the Subject Coal Energy Credits or Subject Coal Allowances of the other Party or otherwise carrying out the provisions of this Section 3.8.

(g)    Each Party agrees to meet upon the reasonable request of the other Party, but at least annually, to determine the nature, type, vintage and number of Subject Coal Energy Credits available as each Party’s percentage share of the Subject Coal Energy Credits and to discuss any proposed Subject Coal Allowances adjustments.

(h)    The Parties acknowledge that Coal Party is the Party which owns or controls the Coal Interests and that neither this Section 3.8 nor any agreement between the Parties related to the Subject Coal Energy Credits and Subject Coal Allowances shall create in Gas Party any rights or obligations related to Coal Party’s control and operation of any Coal Interests subject to a project agreement for the Subject Coal Energy Credits and/or Subject Coal Allowances.

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ARTICLE IV

COORDINATION COMMITTEE; DEVELOPMENT PLANS IN MINE AREAS

4.1    Coordination Committee.

(a)    To facilitate cooperation and coordination of operations between Coal Party and Gas Party in each Mine Area, Coal Party and Gas Party agree to establish a Coordination Committee for each Mine. The Coal Party or Coal Parties that own and operate a Mine shall, collectively as applicable, be entitled to appoint one operational representative to the Coordination Committee for such Mine (the “Coal Party Representative”), and Gas Party shall be entitled to appoint one operational representative to such Coordination Committee (the “Gas Party Representative”). For each Mine, (i) within thirty (30) days after the acquisition or permitting thereof, Coal Party (or the Coal Parties, as applicable) shall notify Gas Party in writing of such Mine and identify the one Coal Party Representative for such Mine, (ii) within thirty (30) days after receipt of such notification from Coal Party, Gas Party shall notify Coal Party (or Coal Parties, as applicable) of its Gas Party Representative for such Mine, and (iii) a Coordination Committee for such Mine shall thereby be established and act hereunder. Each of Coal Party and Gas Party shall have the right to change its representative serving on a Coordination Committee at any time by giving notice of such change to the other relevant Party.

(b)    A Coordination Committee shall have only the powers and duties expressly ascribed to it in this Agreement for the applicable Mine for which it was established.

(c)    The representative of a Party on a Coordination Committee shall be authorized to represent and bind such Party (including, for the avoidance of doubt, in instances where the Coal Party Representative represents more than one Coal Party) with respect to any matter that is within the powers of such Coordination Committee hereunder and is properly brought before such Coordination Committee. On all matters coming before a Coordination Committee, the Coal Party Representative and the Gas Party Representative shall each have an equal vote.

(d)    Unless otherwise agreed by the members of a Coordination Committee, each Coordination Committee shall meet at least once per calendar quarter to review and discuss (i) the relevant then-current Gas Development Plan, then-current Life of Mine Plan, Annual Gas Development Plan, and Annual Coal Development Plan, (ii) any updates to such plans provided by Coal Party or Gas Party, as applicable, since the previous Coordination Committee meeting, and (iii) such other matters as may be reasonably proposed by Coal Party or Gas Party. Such quarterly meetings shall not be required, if at the relevant time there are no active mining operations in the Mine Area for the pertinent Mine. All meetings shall be held during normal business hours, with the time and place of each meeting to be mutually agreed upon by Coal Party and Gas Party, or if not mutually agreed to, then the selection of the time and place of each such meeting shall alternate between the location of each Party’s Section 4.1(a) Representative. Members of a Coordination Committee shall be allowed to participate telephonically (or, to the extent available, by video conference) in any such meeting. Each of Coal Party and Gas Party may call a special meeting of a Coordination Committee on reasonable prior written notice.

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(e)    To the fullest extent permitted by Law and notwithstanding any provision of this Agreement to the contrary, no member of a Coordination Committee, in his or her capacity as a member of that Coordination Committee, shall have any duty, fiduciary or otherwise, to the Parties that did not appoint such member with respect to any act or omission by such member under this Agreement. Each of Coal Party and Gas Party agrees and acknowledges that each member of a Coordination Committee shall be entitled to determine whether or not to take any action under this Agreement by only considering the interests of the Party that designated such member to that Coordination Committee and not the interests of any other Party.

4.2    Development Plans.

(a)    Coal Party and Gas Party acknowledge and agree that for the period from the Effective Time until the date Gas Party receives Coal Party’s Life of Mine Plan for a Mine, all operations of Gas Party throughout the Cooperation Area shall be deemed outside of any Mine Area. Coal Party shall, within sixty (60) days following the acquisition or permitting of any Mine, provide the pertinent Gas Party Representative with a Life of Mine Plan for such Mine; and Gas Party shall, within sixty (60) days following receipt of such Life of Mine Plan, provide the pertinent Coal Party Representative with a three (3) year plan generally describing the anticipated drilling and development activities of Gas Party (the “Gas Development Plan”) within the Mine Area of such Mine.

(b)    Other than with respect to calendar year 2017, each calendar year, with respect to each Mine in which Coal Party holds Coal Interests and in which Gas Party holds Gas Interests:

(i)    On or before October 1st of each calendar year, Coal Party will submit to the Coordination Committee (A) an update to the Life of Mine Plan for such Mine to extend such plan for an additional calendar year and to include any updates with respect to the calendar years already included in the Life of Mine Plan and (B) a plan for the anticipated mining activities of Coal Party during the following calendar year in such Mine Area, which shall include, with respect to each Mine, an accurate map of its current and completed mining areas, all then-permitted or planned Pillar Permit Areas for Gas Party’s well locations, line projections to designate its planned and proposed mining development headings and full extraction mining areas, and the proposed timing of such mining activities within such Mine Area, together with the location of Gas Party’s then-existing or planned Wells or facilities as set forth in the most recent Annual Gas Development Plan that would reasonably be expected to be impacted by Coal Party’s mining operations in the Mine Area within the next six (6) years (the “Annual Coal Development Plan”);

(ii)    On or before October 1st of each calendar year, Gas Party will submit to the Coordination Committee (A) an update to the Gas Development Plan for such Mine to extend such plan for an additional calendar year and to include any updates with respect to the calendar years already included in the Gas Development Plan and (B) a plan generally describing the anticipated drilling and development activities of Gas Party in such Mine Area during the following calendar year, which shall include an accurate map of its current active and inactive Wells and its proposed pad locations for proposed Wells that it plans to drill within such Mine Area (the “Annual Gas Development Plan”); and

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(iii)    Each member of a Coordination Committee shall review and provide suggestions with respect to the coordination of the proposed drilling and development plans and the updates to the Life of Mine Plan and Gas Development Plan for such Coordination Committee’s pertinent Mine. No later than December 1st of each calendar year immediately preceding the relevant calendar year, each Coordination Committee shall meet to finalize an Annual Coal Development Plan and an Annual Gas Development Plan for the pertinent Mine; provided, however, that the final Annual Coal Development Plan and the final Annual Gas Development Plan, respectively, for each successive calendar year shall be determined in the sole discretion of Coal Party and Gas Party, respectively, and finalized and circulated to the other Party and the Coordination Committee, on or before December 15th of the preceding calendar year, and shall in the title block thereof state the name of the pertinent Mine, the nature of the plan as a “final” Annual Coal Development Plan or a “final” Annual Gas Development Plan (as applicable), and the relevant calendar year for which the plan applies.

4.3    Notices and Updates.

(a)    Coal Party and Gas Party shall each provide periodic updates, including at Coordination Committee meetings, to the information, reports, and forecasts used in preparing the updates to the Life of Mine Plan and Gas Development Plan, as applicable, and shall prepare and submit to each Coordination Committee additional updates to the Life of Mine Plan and Gas Development Plan promptly upon (i) a material change that impacts the operations related to the relevant Life of Mine Plan and the relevant Gas Development Plan and/or (ii) upon reasonable request of such Coordination Committee.

(b)    Coal Party and Gas Party shall each provide periodic notice to the other with respect to its anticipated development activities in the Coal Area and in the portion of the Non-Coal Area within a Mine Area, and, in the event such activities are anticipated to differ materially from the activities contemplated under the relevant Annual Gas Development Plan or Annual Coal Development Plan, as applicable, a detailed explanation of such change in its activities. Further, in the event that Gas Party or Coal Party modifies or supplements any Annual Gas Development Plan or Annual Coal Development Plan delivered hereunder, as applicable, in a manner that would reasonably be expected to impact the other Party’s operations in the Coal Area, then Gas Party or Coal Party, as applicable, shall promptly provide the other Party with an updated Annual Gas Development Plan or Annual Coal Development Plan, as applicable.

(c)    Coal Party and Gas Party shall each provide notices, as promptly as possible with respect to any written Claim or communication from a Governmental Authority that may impact the other’s operations. In addition, each of Coal Party and Gas Party shall promptly, upon becoming aware of any potential conflict between its operations in a Mine Area and those of any other Party which is reasonably expected to impact such other Party’s operations, provide notice to such other Party of such potential conflict in accordance with Section 8.2 of this Agreement.

ARTICLE V

SURFACE USE; WATER USE; LICENSE USE

5.1    Surface Use Rights.

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(a)    (i) Gas Party shall have the right on a non-exclusive basis and, except as provided below in Section 5.3, free of charge to use and access any Surface Rights of any Coal Party in the Cooperation Area to the extent reasonably necessary in connection with Gas Party’s operations to develop the Gas Interests owned or controlled by Gas Party within the Cooperation Area, including for purposes of using or constructing roads, constructing pad sites, drilling locations, impoundments, tank stations and other surface facilities, and laying pipelines for the transportation of Gas and water, and, further, including the right to transport Third Party Gas from lands in the Coal Area or other lands and the right to support operations of Gas Party, its partners, joint venturers, co-working interest owners, any of its joint ventures, and/or Affiliates on lands in the Coal Area or other lands, and (ii) Coal Party shall have the right, on a non-exclusive basis and, except as provided below in Section 5.3, free of charge to use and access any Surface Rights of Gas Party in the Four State Area to the extent reasonably necessary in connection with Coal Party’s operations to develop the Coal Interests owned or controlled by Coal Party in the Four State Area, including for purposes of using or constructing roads and constructing other facilities related to such coal operations (such use and access rights as described in and limited by clauses (i) and (ii) above, respectively as to Gas Party and Coal Party, the “Surface Use Rights”), which Surface Use Rights shall, in each case, be exercised by making a Surface Easement Request as provided in Section 5.2(a) herein below and obtaining an easement as provided in Section 5.2(b) and 5.2(c) herein below. Gas Party and Coal Party shall comply with reasonable requirements of the other such Party, as applicable, with respect to operations or activities that utilize Surface Use Rights involving the other Party’s Surface Rights and with applicable regulatory requirements.

(b)    Subject to complying with this Section 5.1(b) and with Section 8.1, any Party may Assign any of its Surface Rights; provided, however, that the Party intending to Assign any of its Surface Rights that are subject to the Surface Use Rights of another Party under Section 5.1(a) shall first provide all the Parties entitled to exercise Surface Use Rights with respect thereto with written notice of such intention on or before forty five (45) days prior to the date such Assignment is to be consummated (a “Surface Assignment Notice”). Each Surface Assignment Notice shall include a description of those portions of the Surface Rights that will be Assigned pursuant to such proposed Assignment. Within thirty (30) days of Gas Party’s and/or Coal Party’s receipt of a Surface Assignment Notice, Gas Party and/or Coal Party, as applicable, shall have the right to deliver a Surface Easement Request to the Section 4.1(a) Representative of the Party proposing such Assignment with respect to the Surface Rights that are subject to such Surface Assignment Notice in order to exercise such Party’s Surface Use Rights described above. Following its receipt of a Surface Easement Request pursuant to this Section 5.1(b), the Party proposing such Assignment shall use its reasonable discretion (exercised in good faith) to determine (prior to the date such Surface Rights are to be Assigned) if any such Surface Easement Request (i) is sufficiently specific in nature, including a description of the Surface Easement being requested, its purpose, and a plat showing the approximate location, scope, and length of such Surface Easement, (ii) is within the scope of the requesting Party’s Surface Use Rights, and (iii) would not materially impair the value of the Surface Rights which are subject to such proposed Assignment. Should such Assigning Party be satisfied that each of clause (i), clause (ii), and clause (iii) of this Section 5.1(b) are satisfied by such requested Surface Easement, and subject to (A) any restrictions under an applicable Existing Permit/Agreement and (B) the other terms of this Agreement, then such selling Party shall prepare and deliver, without costs or fees, such Surface Easement to the requesting Party prior to the date such Surface Right

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is Assigned. For the avoidance of doubt, each Party shall have the right to Assign its Surface Rights, subject to complying with this Section 5.1(b) and Section 8.1 herein below; and whether such Surface Rights remain subject to this Agreement after such Assignment shall be determined as set forth in Section 8.1.

5.2    Surface Easement Requests.

(a)    Gas Party may submit written requests to Coal Party and Coal Party may submit written requests to Gas Party for specific easements and rights of way across the Surface Rights that are subject to such requesting Party’s Surface Use Rights under Section 5.1(a) and which are held by such other Party as reasonably necessary for Gas Party or Coal Party, as applicable, to exercise its Surface Use Rights described in Section 5.1 and/or to exercise its Water Use Rights described in Section 5.5 (each such easement or right of way, a “Surface Easement”). Each such request (a “Surface Easement Request”) shall include (i) a description of the Surface Easement being requested, including its specific purpose along with a full disclosure of the scope of the related activities that are reasonably anticipated to be undertaken by the requesting Party in connection with such requested easement, (ii) a plat or construction drawing showing the approximate location, scope, and length of such Surface Easement, and (iii) a description of the Surface Rights that would be affected by such Surface Easement.

(b)    Following its receipt of a Surface Easement Request, not later than forty-five (45) calendar days after receipt thereof, the Party receiving such Surface Easement Request shall use reasonable discretion (exercised in good faith) to determine if such Surface Easement Request (i) is sufficiently specific in nature, (ii), is within the scope of the requesting Party’s Surface Use Rights and/or Water Use Rights, and (iii) would not materially impair the value of the Surface Right which is subject to such Surface Easement Request for its intended use by the receiving Party; provided, however, the receiving Party shall, when evaluating the criteria in this clause (iii), take into consideration the reasonably anticipated timing of its operations on such Surface Right in relation to the anticipated duration and effect of the requesting Party’s proposed surface use, and shall not unreasonably withhold, condition, or delay its approval if such duration and effect would not render the affected Surface Right substantially unfit for such receiving Party’s intended use, based on such timing. Should the Party receiving such Surface Easement Request be satisfied that each of clause (i), clause (ii), and clause (iii) of this Section 5.2(b) be satisfied by such Surface Easement Request, and subject to any restrictions under applicable Existing Permits/Agreements and the other terms of this Agreement, such Party shall prepare and deliver, without costs or fees, such Surface Easement to the requesting Party, which Surface Easement shall be granted on a non-exclusive basis. In the event that the Party receiving such Surface Easement Request finds that the criteria in clause (iii) is not satisfied, such Party shall cooperate with the requesting Party, in order to identify a mutually acceptable location on the affected Surface Right that will satisfy that criteria, including by meeting on-site with the requesting Party within fifteen (15) days of being requested to do so in writing; provided, further, that if such Surface Easement Request is by a Gas Party for a location outside a Coal Area and the Parties are unable to agree on a mutually acceptable location within thirty (30) days following Coal Party’s receipt of the request, then Coal Party shall grant the Surface Easement as requested by Gas Party.

(c)    Any Surface Easement delivered pursuant to a Surface Easement Request under this Section 5.2 or Section 5.1(b) shall be in recordable form and in form and substance reasonably satisfactory to the Party to whom the easement is granted. Any Surface Easement granted pursuant to a Surface Easement Request under this Section 5.2 or Section 5.1(b) shall survive the expiration or termination of this Agreement and shall be binding upon the Parties’ respective successors and assigns in accordance with its terms, which easement shall contain language that it is non-exclusive and subject to (i) any applicable restrictions under any Existing Permits/Agreements, (ii) any applicable terms and conditions of this Agreement, including a granting Party’s right to require relocation in accordance with this Agreement, and (iii) any applicable Laws.

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(d)    With respect to Surface Easements granted by Coal Party pursuant to this Agreement, Coal Party shall have the right to relocate such Surface Easements as set forth in Section 3.3(d). With respect to Surface Easements granted by Gas Party pursuant to this Agreement, Gas Party may require at any time that the Coal Party relocate (within a reasonable time, but in no event later than twenty-four (24) months following receipt of such notice from Gas Party) any such Surface Easement if such Surface Easement is reasonably expected by Gas Party to interfere with Gas Party’s present or planned operations or uses in, on, or under any of its Gas Interests or surface interests, and all costs and expenses of Coal Party (i) associated with the initial relocation requested by Gas Party shall be borne 100% by Coal Party and (ii) associated with a second or further relocation requested by Gas Party with respect to any Surface Easement that has been previously relocated pursuant hereto shall be split equally between Coal Party and Gas Party.

5.3    Reimbursement of Certain Costs. If Gas Party or Coal Party exercises its Surface Use Rights described in Section 5.1, then such Party shall (a) reimburse the Party whose Surface Rights are impacted by such use for certain maintenance costs attributable to such Party’s exercise of such Surface Use Rights, including, Third Party consultants’ fees, experts’ fees, bonding costs and fees, permit fees, demolition and disposal expenses and fees, and governmental and regulatory taxes and fees and (b) pay for any costs incurred with respect to such Party’s usage of services arising out of such Party’s exercise of such Surface Use Rights. For the avoidance of doubt, all Surface Easements granted pursuant to a Surface Easement Request under Section 5.1(b) or Section 5.2(b) shall be granted free of charge, but shall be subject to the reimbursement and payment obligations set forth in the first sentence of this Section 5.3.

5.4    Other Surface Facilities. The Parties shall cooperate to reach a mutually agreeable arrangement regarding the use of all other surface facilities with respect to their respective Surface Use Rights set forth in Section 5.1.

5.5    Water Use; Withdrawals. Coal Party shall make available, on a non-exclusive basis, to Gas Party water at the Sources to the extent reasonably necessary in connection with or relating to Gas Party’s operations with respect to its Gas Interests within the Cooperation Area, including the right to support operations of Gas Party, its partners, joint venturers, co-working interest owners, any of its joint ventures, and/or Affiliates on lands in the Coal Area or other lands (“Water Use Rights”) and the exercise of such Water Use Rights will be subject to (i) the terms of this Agreement and all applicable Laws, (ii) any applicable terms of any Existing Permits/Agreements, and (iii) the following terms, conditions, and limitations:

(a)    Transportation Costs. Gas Party shall be responsible for transporting water withdrawn pursuant to an Approved Withdrawal Plan from the Sources by truck or by water pipelines constructed and operated by Gas Party at Gas Party’s sole cost and expense.

(b)    Withdrawals; Approved Withdrawal Plans.

(i)    Gas Party shall coordinate and plan all of its water withdrawals from the Sources for purposes of operations (each, a “Withdrawal”) by providing Coal Party with a written plan for such withdrawals (a “Withdrawal Plan”). Any proposed Withdrawal

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Plan shall contain all relevant information regarding the planned Withdrawals, including the following: (1) the Source covered by such Withdrawal Plan, (2) the estimated amounts of Withdrawals to be made from such Source, (3) the timing of such Withdrawals, which for the avoidance of doubt, may cover a multi-year period, and (4) an estimate of the expected Third Party costs and expenses, including consultants’ fees, experts’ fees, bonding costs and fees, permit fees, demolition and disposal expenses and fees, applicable governmental and regulatory taxes and fees, and other reasonable expenses likely to be incurred by Coal Party in connection with items (1), (2), and (3) above.

(ii)    Each proposed Withdrawal Plan shall be subject to (1) the provisions of Section 5.5(b)(ii), (2) the prior written approval of Coal Party (such approval not to be unreasonably withheld, delayed, or conditioned, or to impose any financial or economic burdens on Gas Party other than those set forth in this Agreement), (3) all applicable terms of any Existing Permits/Agreements, and (4) all applicable Laws, including environmental Laws, in each case, before Gas Party can commence or make any Withdrawals. Coal Party shall respond (through its Coal Party Representative) to the proposed Withdrawal Plan within thirty (30) calendar days following its receipt of such plan. Any Withdrawal Plan that is approved by the Coal Party is referred to herein as an “Approved Withdrawal Plan.” Gas Party shall notify Coal Party of any material changes to any prior Approved Withdrawal Plans, including, but not limited to, Gas Party’s abandonment of any water pipelines constructed by Gas Party.

(iii)    For the avoidance of doubt, it is acknowledged by Gas Party that Coal Party shall have priority over Gas Party with respect to Coal Party’s then-current or planned use (at the time of the submission of such Withdrawal Plan) of any water from a Source covered by a proposed Withdrawal Plan.

(c)    Priority. Withdrawals pursuant to an existing Approved Withdrawal Plan shall have priority over any other use of the water at the Sources by Coal Party or Persons granted rights to such water after the date of the approval of the relevant Approved Withdrawal Plan; provided, however, that (i) in the event that during the period of time covered by an Approved Withdrawal Plan, the availability of water is reduced because of drought or other unexpected event, the water available for an Approved Withdrawal Plan may be reduced ratably with the then-existing use of such water by Coal Party, and (ii) at any time, Coal Party shall have the right to limit Withdrawals in order to maintain reasonable water levels, pass-by flow and/or flow limitations in Sources that are ponds and reservoirs.

(d)    Closure of Sources. Coal Party reserves the right to close any Source at any time in its sole discretion without any liability to Gas Party, subject to the provisions of this Section 5.5(d). Unless required by applicable Law to close a Source at an earlier time, Coal Party will not close any Source without having given Gas Party six (6) calendar months’ advance written notice. If (i) Coal Party desires to close a Source, (ii) the reason for closing the Source is not because the closing is required under applicable Law or because a change in Law would require that Coal Party make material capital improvements or otherwise expend any material cost to modify or improve such Source, and (iii) Gas Party has an Approved Withdrawal Plan with respect to such Source and has built a pipeline across the Coal Party Lands in order to receive its Withdrawals from such Source, then Coal Party shall reimburse Gas Party only for the actual costs incurred by Gas Party to build such pipeline across the Coal Party Lands prior to

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such closure. For clarification, such reimbursement shall only be made by Coal Party to Gas Party to the extent such pipeline has not been abandoned by Gas Party.

(e)    Gas Party Discretion. Whether Gas Party utilizes the Sources for its water requirements for its applicable operations or obtains water from other sources will be subject to Gas Party’s discretion as a prudent Gas operator.

5.6    Reimbursement of Certain Costs. Coal Party shall make available to Gas Party water at the Sources pursuant to an Approved Withdrawal Plan at no charge to Gas Party, except that Coal Party reserves the right to charge Gas Party (i) the cost of any new facilities (including driveways, stand pipes, taps, pumps, and treatment costs (but only to the extent such treatment costs are incurred as a result of Gas Party requiring additional water treatment above and beyond any water treatment performed by Coal Party pursuant to applicable permits), (ii) the cost of any improvements to any new or existing facilities, (iii) maintenance and operating costs related to any new or existing facilities, in each case, that are required to accommodate the Withdrawals included in such Approved Withdrawal Plan, and (iv) any Third Party consultants’ fees, experts’ fees, bonding costs and fees, permit fees, demolition and disposal expenses and fees, and all other applicable taxes, fees, and other reasonable Third Party expenses paid by Coal Party in connection with items (i), (ii), and (iii) above. Gas Party’s share of such costs shall be based on Gas Party’s proportionate use of such new or existing facilities through its Withdrawals.

5.7    License Use Rights. The following non-exclusive licenses are granted, as set forth in Sections 5.7(a) and 5.7(b) below (collectively, such licenses, the “License Use Rights”), to the extent such License Use Rights are reasonably necessary in connection with Gas Party’s operations with respect to its Gas Interests within the Cooperation Area, or with respect to Section 5.7(b) to the extent such License Use Rights are reasonably necessary in connection with Coal Party’s operations with respect to its Coal Interests in a Mine Area, and the exercise of such License Use Rights will be subject to and limited by (i) the terms of this Agreement and all applicable Laws and (ii) the terms of all Existing Permits/Agreements.

(a)    Disposal or Storage of Fluids. Subject to ARTICLE III herein and only to the extent such disposal or storage is not prohibited by applicable Laws, the terms of the instruments creating the Coal Interests, and the terms of all Existing Permits/Agreements, Coal Party hereby grants to Gas Party a license for the purpose of disposing of (i) any fluid or liquid from any Well or System within the Cooperation Area, or (ii) any fluid or liquid from any other Gas Well or System outside of the Cooperation Area in which such Well or System Gas Party has an interest or control, in each case, into any void owned or controlled by any Coal Party that is located in any Mine where the underground areas thereof have been permanently closed and where such disposal or storage will not, in Coal Party’s sole, reasonable discretion, determined in good faith in accordance with prudent mining activities, adversely affect ongoing mining operations and/or Coal Party’s mine water treatment obligations in any way (unless the adverse effect on the mine water treatment obligations is an incremental increase in water treatment costs attributable to such fluid or liquid disposal and Gas Party is willing to reimburse Coal Party for such incremental increase in costs). Coal Party agrees not to object to any permit or other regulatory filing or application of Gas Party with respect to the use of any such void, including cooperation on the resolution of all regulatory proceedings and litigation. Coal Party further agrees not to object to any permit or other regulatory filing or application of Gas Party with respect to the use of a void and to timely execute any waiver or consent with respect to such permit, regulatory filing, or application upon the written request of Gas Party; and in any event, to execute such waiver or consent not less

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than three (3) Business Days from Coal Party’s receipt of such written request for a written waiver or consent.

(b)    Power Lines and Substations. Gas Party or Coal Party may access and draw electrical power from any power line or substation of the other Party when necessary or convenient for operations related to its rights hereunder, but only if and to the extent such power line or substation is owned or controlled by the other Party as of the Effective Time in the Cooperation Area and is currently being used by Gas Party with respect its operations in the Cooperation Area as of the Effective Time or is currently being used by Coal Party with respect to its operations in a Mine Area as of the Effective Time, as applicable, has surplus power or has the capacity to provide surplus power, and to the extent permitted by all applicable Laws and the terms of all Existing Permits/Agreements; provided, however, that, upon demand, the accessing Party shall reimburse the other Party at cost for any usage of power in connection with the foregoing. To the extent not already accomplished in other documents, Coal Party and Gas Party each hereby grant to the other Party a license to access and draw electrical power from the other Party’s power lines and substations consistent with the foregoing for the Term of this Agreement. Gas Party and Coal Party shall, upon demand, pay to the other Party its ratable share of all operating expenses and, with respect to any power line or substation owned or controlled by the other Party that is accessed and used pursuant to the License Use Rights herein granted.

5.8    License Requests . In order for Gas Party or Coal Party to exercise its License Use Rights, it shall request from the other Party specific licenses (each such license, a “License”). Each such request (a “License Request”) made pursuant to this Section 5.8 shall be made in writing and shall include (i) a description of the License being requested, including its specific purpose, and (ii) a description of the Surface Rights or other assets, as applicable, that would be affected by such License. Following the receipt of a License Request pursuant to this Section 5.8, the Party receiving such License Request shall use reasonable discretion (exercised in good faith) to determine if such License Request (x) is sufficiently specific in nature and (y) would not materially impair the value of the Surface Right or other asset which is subject to such License Request. Should the Party receiving such License Request be satisfied that both clause (x) and clause (y) of this Section 5.8 are satisfied by such requested License, and subject to any restrictions under applicable Existing Permits/Agreements and the other terms of this Agreement, such receiving Party shall prepare and deliver, without cost or fees to the other Party, such License; provided, however, such License shall contain language that it is non-exclusive and subject to (A) any applicable restrictions under any Existing Permits/Agreements, (B) the other terms of this Agreement, and (C) any applicable Laws.

5.9    Reimbursement of License Costs. With respect to any License Use Rights, Gas Party and Coal Party will reimburse the other Party for any costs (i) associated with the maintenance of that portion of the other Party’s Surface Rights or other assets pertaining to such License Use Rights (on the basis of usage or other allocation methodology reasonably calculated to reflect Gas Party’s or Coal Party’s use, as applicable, of such portion thereof in proportion to the total use of such Surface Rights or other assets), (ii) any direct or Third Party out-of-pocket costs payable under permits and/or any Third Party agreement burdening such portion of the other Party’s Surface Rights or other assets, to the extent pertaining and directly attributable to the exercise of such License Use Rights, including, in the case of Gas Party’s License Use Rights to dispose of fluids or liquids into Coal Party’s mine voids, any reasonable incremental increase in water treatment costs actually incurred as a result of the exercise of such License by Gas Party, and (iii) any Third Party consultants’ fees, experts’ fees, bonding costs and fees, permit fees, demolition and disposal expenses and fees, governmental

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and regulatory taxes and fees, and other reasonable Third Party expenses paid by the other Party, to the extent directly attributable to Gas Party’s or Coal Party’s, as applicable, use of the other Party’s Surface Rights or other assets.

5.10    Form of Licenses. Any License delivered to Gas Party or Coal Party pursuant to Section 5.8 shall be in recordable form and otherwise in form and substance reasonably satisfactory to the Party to which it was delivered. For the avoidance of doubt, any License granted pursuant to Section 5.8 shall be non-exclusive as set forth herein and shall survive the expiration or termination of this Agreement and shall be binding upon the granting Party’s respective successors and assigns in accordance with its terms.

ARTICLE VI

LIABILITY OF THE PARTIES; INDEMNIFICATION

6.1    Release. EXCEPT AS EXPRESSLY PROVIDED HEREIN (A) NO PARTY SHALL BE LIABLE TO THE OTHER PARTIES FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSS OF PROFITS OR DAMAGES FOR BUSINESS INTERRUPTION ARISING FROM OR CAUSED BY THE ACTION OR INACTION OR COMPARATIVE OR SOLE NEGLIGENCE OF SUCH PARTY UNDER THIS AGREEMENT; AND (B) EACH PARTY RELEASES THE OTHER PARTIES AND SUCH PARTIES’ OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND AFFILIATES FROM, AND COVENANTS NOT TO SUE ANY OF THEM FOR, ANY SUCH SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR DAMAGES FOR BUSINESS INTERRUPTION.

6.2    Indemnities.

(a)    Gas Party Indemnity. Gas Party shall be responsible for, shall pay on a current basis, and hereby releases, defends, indemnifies and holds harmless each Coal Party, and their respective stockholders, partners, members, directors, officers, managers, employees, attorneys, agents and representatives from and against any and all Claims arising out of or related to (i) Gas Party’s operations or activities on the Surface Rights of such Coal Party, including without limitation Third Party Claims, liabilities incurred in connection with the investigation or defense of any Claim, Claims based upon or for bodily injury, illness or death or damage to property, and/or Claims arising out of or related to the Gas Party’s use of any Surface Easement or License granted pursuant hereto, and (ii) Gas Party’s negligence in the conduct of its operations in the Mine Area of a Mine or at any Well or Non-Well Facility; in each case, except to the extent that such Claim is subject to, or limited by, the terms of Section 3.3, Section 3.4, Section 5.3, Section 5.6, Section 5.9, Section 6.1, Section 6.3 or Section 6.5 of this Agreement.

(b)    Coal Party Indemnity. Coal Party shall be responsible for, shall pay on a current basis, and hereby releases, defends, indemnifies and holds harmless each Gas Party, and each of their respective stockholders, partners, members, directors, officers, managers, employees, attorneys, agents and representatives from and against any and all Claims arising out of or related to (i) Coal Party’s operations or activities on the Surface Rights of Gas Party, including without limitation Third Party Claims, liabilities incurred in connection with the investigation or defense of any Claim, Claims based upon or for bodily injury, illness, or death or

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damage to property, and/or Claims arising out of or related to the Coal Party’s use of any Surface Easement or License granted pursuant hereto, whether arising before or after the Effective Time, and (ii) Coal Party’s negligence in the conduct of its operations in the Mine Area of a Mine or at any Well or Non-Well Facility; in each case, except to the extent that such Claim is subject to, or limited by, the terms of Section 3.3, Section 3.4, Section 5.3, Section 5.6, Section 5.9, Section 6.1, Section 6.3 or Section 6.5 of this Agreement.

6.3    Disclaimer. NOTWITHSTANDING ANY OTHER TERM OR PROVISION OF THIS AGREEMENT TO THE CONTRARY, NO PARTY MAKES ANY, AND EACH PARTY DISCLAIMS ANY, REPRESENTATIONS AND WARRANTIES, EXPRESS, IMPLIED, OR STATUTORY, WITH RESPECT TO THE PERFORMANCE OR RESULTS OF ITS OPERATIONS OR ANY DATA OR INFORMATION PROVIDED BY SUCH PARTY HEREUNDER.

6.4    Conspicuous. THE PARTIES AGREE THAT, TO THE EXTENT REQUIRED BY APPLICABLE LAW TO BE EFFECTIVE OR ENFORCEABLE, THE PROVISIONS IN THIS AGREEMENT IN ALL-CAPS FONT ARE “CONSPICUOUS” FOR THE PURPOSE OF ANY APPLICABLE LAW.

6.5    Subsidence. Coal Party shall not be liable to Gas Party for any damages, costs, fees, expenses, royalties, or other amounts resulting from damage to Gas Party’s operations where such damage is caused by mine subsidence in a Mine; except that Coal Party shall be liable to Gas Party for all damages, costs, fees, expenses, royalties, or other amounts resulting from mine subsidence damage to (a) any Protected Well, including compensation to Gas Party as determined pursuant to the provisions of Section 3.3(a), provided, however, that, if the Protected Well is at or past its Protected Well Life Date, then Coal Party and Gas Party shall each be responsible for 50% of such damages, costs, fees, expenses, royalties or other amounts; (b) any surface easements (including Surface Easements), Non-Well Facilities or Systems located outside of a Coal Area of a Mine Area at the time of initial construction, unless at the time of initial construction such Non-Well Facility or System was located in an area of the Mine that was previously mined; (c) any surface easements (including Surface Easements), Non-Well Facilities or Systems for which Gas Party has paid for relocation as set forth in Section 3.3(d); and (d) any Well or any Non-Well Facilities or Systems that are subject to Section 3.4; provided, however, that, in each case (i) Coal Party shall not be entitled to the benefit of this Section 6.5, unless Coal Party has requested plugging and abandonment of the pertinent Well or relocation of the pertinent Non-Well Facility pursuant to Section 3.3, and (ii) for the avoidance of doubt, that in the event of a conflict between the terms of any Existing Permits/Agreements and the terms of this Section 6.5, the terms of this Section 6.5 shall govern and control as between Coal Party, on the one hand, and Gas Party, on the other hand.

ARTICLE VII

TERM; TERMINATION

7.1    Term. Unless terminated earlier as provided herein or by express written agreement of the Parties, the term of this Agreement shall commence at the Effective Time and continue in full force and effect for as long as Coal Party and Gas Party each own or control any Coal Interests or Gas Interests, respectively, within the Cooperation Area (the “Term”), except

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for those provisions of this Agreement that expressly survive expiration or termination hereof and except for the rights and obligations under any Surface Easements and/or Licenses granted prior to any termination pursuant to this ARTICLE VII. For the avoidance of doubt, it is the intent of the Parties that all rights and obligations under this Agreement, including those with respect to ARTICLE V [Surface Use; Water Use; License Use], shall not be interpreted as non-vested future interests in land subject to possible invalidation under the rule against perpetuities, as it may be applicable in the various jurisdictions in the Cooperation Area. In the event that such rights and obligations are determined to be subject to the rule against perpetuities in any jurisdiction, such rights and obligations shall be deemed to survive only until the last of the descendants of Queen Victoria of England now living dies, plus 21 years, or any such other longer period of time as may be allowable by Law, as may be amended from time to time.

7.2    Termination. Gas Party may terminate this Agreement, in whole or in part (including with respect to any Mine Area, State or County or any Gas Interests or Surface Rights that are Assigned by Gas Party), upon written notice to Coal Party following the occurrence of any one or more of the following: (a) a Change of Control of a Coal Party owning the pertinent Mine Area; (b) a sale of all or substantially all of the assets of any Coal Party within a Mine Area; (c) a Change of Control of Gas Party; or (d) a sale of all or substantially all of the assets of Gas Party within (i) any Mine Area, (ii) any of the States in the Four State Area, or any County thereof, and/or (iii) the Cooperation Area. Furthermore, either Gas Party or Coal Party may terminate this Agreement if, within the Cooperation Area, there are (i) no Coal Interests or Surface Rights owned or controlled by Coal Party and (ii) no Gas Interests owned or controlled by Gas Party.

7.3    Effect of Termination. If this Agreement is terminated pursuant to this ARTICLE VII, this Agreement shall be of no further force or effect, except for the provisions of Sections 6.1, 6.2(a), 6.2(b), 6.5 and 7.2, which, in each case, shall continue in full force and effect. The termination of this Agreement shall not relieve any Party from its obligations or liabilities arising hereunder prior to the date of such termination, including for the avoidance of doubt its obligations with respect to reimbursement, compensation and/or payment arising under or called for in Section 3.3 and Section 6.5 relative to Wells and Non-Well Facilities that exist as of the date of such termination. For the avoidance of doubt, any and all easements or licenses granted pursuant hereto shall survive such termination, and remain in full force in accordance with the terms and conditions thereof.

ARTICLE VIII

MISCELLANEOUS

8.1    Assignment.

(a)    Assignment of this Agreement. In the event that any Coal Party or the Gas Party (as used herein, the “Assigning Party”) desires to Assign any of its Coal Interests, Gas Interests, Surface Rights, or assets that are subject to Gas Party’s License Use Rights (such assets collectively, the “License Use Assets” and each individually, a “License Use Asset”) to any Person that is not an Affiliate of the Assigning Party, such Assigning Party shall, at least forty five (45) days prior to making the Assignment, notify the other Party (as used herein, the “Non-Assigning Party”) of the prospective Assignment by giving written notice to the Coal Party

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Notice Rep or to Gas Party, as applicable, and request in writing Non-Assigning Party’s consent for the Assigning Party to Assign this Agreement in connection with such Assignment, including in such request a description of the Coal Interests, Gas Interests, Surface Rights and/or License Use Assets, as applicable, that will be Assigned, the name of the Assignee, and the address of the Assignee (each, a “Consent Request”). This Agreement may not be Assigned without first making a Consent Request. For the avoidance of doubt, in the event that the Assigning Party fails to make a Consent Request, the Assigning Party shall not Assign this Agreement, and the Assigning Party, and its Assignee, shall not be relieved from its obligations and liabilities arising hereunder prior to the Assignment of the Assigning Party’s property rights and interests, including those arising under Section 3.3 and Section 6.5. After the Assigning Party makes a Consent Request, the following shall apply:

(i)    Within thirty (30) calendar days after its receipt of the Consent Request, the Non-Assigning Party shall notify the Assigning Party in writing that it either (A) consents to the Assignment of this Agreement as it relates to all, or only certain specified, interests, rights and/or assets being Assigned, in which case the Assigning Party shall, to the extent that Gas Party gives its consent, cause the Assignment of the relevant Coal Interests, Gas Interests, Surface Rights, and/or License Use Assets to be made subject to this Agreement and shall cause its Assignee to expressly agree to be bound by this Agreement as though it was an original Party hereto, including in the case of an Assignment made by Coal Party as the Assigning Party, at Gas Party’s option, with respect to any existing Mines and/or coal reserves owned or controlled by such Assignee in the Four State Area; or (B) does not consent to the Assignment of this Agreement as it relates to all, or only certain specified, interest, rights and or assets being Assigned, in which case the Assigning Party may Assign the relevant Coal Interests, Gas Interests, Surface Rights, and/or License Use Assets to the intended Assignee but may not Assign this Agreement to such Assignee to the extent that such consent has been denied, and the Assignee shall not, except as provided in this Section 8.1(a) and as to easements and Licenses previously granted hereunder, be bound by or have any rights under this Agreement to the extent that such consent has been denied and this Agreement shall, on the effective date of the Assignment, terminate with respect to the Coal Interests, Gas Interests, Surface Rights and/or License Use Assets that are Assigned to such Assignee to the extent that such consent has been denied; provided, however, that:

(1)    In the event of clause (A) above, the Non-Assigning Party’s consent shall not be deemed to be consent to any subsequent, or further, Assignment beyond that which was the subject of the Consent Request;

(2)    In the event of clause (B) above, this Agreement shall, to the extent that the Non-Assigning Party denies consent, be of no further force or effect with respect to the Assigned Coal Interests, Assigned Gas Interests, Assigned Surface Rights, and/or Assigned License Use Assets, except for the provisions of Sections 6.1, 6.2(a), 6.3, 6.5 and 7.2, which, in each case, shall survive such termination and continue in full force and effect (and the Assignment shall expressly be made subject to the foregoing Sections and the rights and obligations set forth therein), and such termination shall not relieve any Party from its obligations or liabilities arising hereunder prior to the date of such termination, including for the avoidance of doubt its obligations and liabilities with respect to reimbursement, compensation and/or payment arising under or

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called for in Section 3.3 and Section 6.5 relative to plugging and abandonment, Long-Wall Move Around and Mine-By of existing Wells and relocation of existing Non-Well Facilities, in each case, that exist as of the date of such termination, and the Assignee shall take subject thereto; and

(3)    In the event the Non-Assigning Party does not respond to the Assigning Party with its election under this Section 8.1(a)(i) within the thirty (30) day period, the Non-Assigning Party shall be deemed to have elected to give consent under clause (A) above for Assigning Party to Assign this Agreement as it relates to all of the Coal Interests, Gas Interests, Surface Rights and/or License Use Assets described in the Consent Request.

(ii)    If the Assigning Party does not complete the Assignment that was the subject of any Consent Request within six (6) months after the Non-Assigning Party’s receipt of such Consent Request, then such Consent Request, and any consent or non-consent given in response thereto, shall be deemed to have expired, and the Assigning Party shall be required to send another Consent Request as set forth in the first sentence of this Section 8.1(a).

(b)    Assignments to Affiliates. In the event that an Assigning Party desires to Assign any of its Coal Interests, Gas Interests, Surface Rights and/or License Use Assets to an Affiliate of the Assigning Party (i) the Assigning Party shall not be required to give a Surface Assignment Notice under Section 5.1(b) or direct a Consent Request to the Non-Assigning Party under this Section 8.1(a), however (ii) each and every Coal Interest, Gas Interest, Surface Right and/or License Use Asset that is Assigned to such Affiliate shall remain subject to, and burdened by, all of the terms and conditions of this Agreement, and the Affiliate that is the Assignee shall be bound by all of the provisions of this Agreement with respect to the Assigned Coal Interests, Assigned Gas Interests, Assigned Surface Rights and/or Assigned License Use Assets, as the case may be, and (iii) the Assigning Party shall, at least forty five (45) days prior to making the Assignment, notify the Non-Assigning Party in writing of the prospective Assignment, including in such notice a description of the Coal Interests, Gas Interests, Surface Rights and/or License Use Assets, as applicable, that will be Assigned, the name of the Assignee, and the address of the Assignee. For the avoidance of doubt, Assigning Party shall, in such event, cause the Assignment of the relevant Coal Interests, Gas Interests, Surface Rights, and/or License Use Assets to be made subject to this Agreement and cause its Affiliate that is the Assignee to expressly agree to be bound by this Agreement as though it was an original Party hereto with respect to the Assigned Coal Interests, Assigned Gas Interests, Assigned Surface Rights and/or Assigned License Use Assets.

(c)    Assignment of Property Rights and Interests. This Section 8.1 shall not be construed as limiting any Party’s right to freely Assign any of the Coal Interests, Gas Interests, Surface Rights and/or License Use Assets held by such Party in the Cooperation Area, subject, however, to compliance with the Surface Assignment Notice requirements of Section 5.1(b), and the Consent Request requirements of this Section 8.1.

(d)    Any Assignment of this Agreement made in contravention of this Section 8.1 shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

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8.2    Notices. For purposes of this Section 8.2, each Coal Party hereby collectively appoints CONSOL Mining Corporation (the “Coal Party Notice Rep”) as representative for Coal Party and to act in the name and on behalf of Coal Party, in each case, with respect to the receipt and delivery of any notice or communication hereunder. All notices and communications required or permitted to be given under this Agreement shall be sufficient in all respects if given in writing and delivered personally, or sent by bonded overnight courier, or mailed by U.S. Express Mail or by certified or registered U.S. Mail with all postage fully prepaid or by electronic mail with a PDF of the notice or other communication attached (provided that any such electronic mail is confirmed either by written confirmation or U.S. Express Mail), in each case, addressed to the appropriate Person at the address for such Person as follows:

If to Coal Party, in all instances except those set forth below:

CONSOL Mining Corporation

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: Anthony Drezewski, Director Land Resources

Email: anthonydrezewski@cnxlp.com

With a copy to:

Attention: General Counsel

Email: marthawiegand@consolenergy.com

If to Gas Party, in all instances except those set forth below:

CNX Gas Company LLC

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: Alexander J. Reyes, Vice President Land Operations

Email: alexanderreyes@consolenergy.com

With a copy to:

Attention: Stephanie Gill

Email: stephaniegill@consolenergy.com

If to Coal Party pursuant to Section 3.1(c) or Section 3.1(d):

CONSOL Mining Corporation

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: Casey Saunders, Senior Project Engineer

Email: caseysaunders@cnxlp.com

If to Gas Party pursuant to Section 3.1(c) or Section 3.1(d):

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CNX Gas Company LLC

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: Luke Beebe, Manager – Drilling

Email: LukeBeebe@consolenergy.com

If to Coal Party pursuant to Section 3.6:

CONSOL Mining Corporation

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: Matt Petrovich, Senior Project Engineer

Email: matthewpetrovich@cnxlp.com

If to Gas Party pursuant to Section 3.6:

CNX Gas Company LLC

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: Rodney Pratt, Director – Land Resources

Email: RodneyPratt@consolenergy.com

If to Coal Party pursuant to Section 5.2 or Section 5.8:

CONSOL Mining Corporation

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: Anthony Drezewski, Director Land Resources

Email: anthonydrezewski@cnxlp.com

If to Gas Party pursuant to Section 5.2 or Section 5.8:

CNX Gas Company LLC

1000 CONSOL Energy Drive

Canonsburg PA, 15317

Attention: Eric Large, Manager – Land Corporate and Holdings

Email: EricLarge@consolenergy.com

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Any notice given in accordance herewith shall be deemed to have been given when (a) delivered to the addressee in person or by courier, (b) transmitted by electronic communications during normal business hours, or if transmitted after normal business hours, on the next Business Day, or (c) upon actual receipt by the addressee after such notice has either been delivered to an overnight courier or deposited in the U.S. Mail if received during normal business hours, or if not received during normal business hours, then on the next Business Day, as the case may be. Any Party may change their contact information for notice by giving notice to the other Parties in the manner provided in this Section 8.2.

8.3    Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Party shall execute and deliver, or cause to be executed and delivered, any additional documents and instruments and perform any additional acts that may be reasonably necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated herein.

8.4    Expenses. Except as otherwise specifically provided, all fees, costs, and expenses incurred by the Parties in negotiating this Agreement shall be paid by the Party incurring the same, including legal and accounting fees, costs, and expenses.

8.5    Waiver; Rights Cumulative. Any of the terms, covenants, or conditions hereof may be waived only by a written instrument executed by or on behalf of the Party waiving compliance. No course of dealing on the part of any Party, or its respective officers, employees, agents, or representatives, nor any failure by any Party to exercise any of its rights under this Agreement shall operate as a waiver thereof or affect in any way the right of such Party at a later time to enforce the performance of such provision. No waiver by any Party of any condition, or any breach of any term or covenant contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition or of any breach of any other term or covenant. The rights of the Parties under this Agreement shall be cumulative, and the exercise or partial exercise of any such right shall not preclude the exercise of any other right.

8.6    Entire Agreement; Conflicts. This Agreement, and the documents to be executed hereunder, constitutes the entire agreement of the Parties and their Affiliates relating to the transactions contemplated hereby and supersede all provisions and concepts contained in all prior letters of intent, memoranda, agreements, or communications between the Parties or their Affiliates relating to the transactions contemplated hereby. In the event of a conflict between the terms and provisions in the body of this Agreement and the terms and provisions of Appendix I hereto, the terms and provisions of this Agreement shall govern and control.

8.7    Amendment. This Agreement may be amended only by an instrument in writing executed by the Parties and expressly identified as an amendment or modification; provided, however, that this Agreement may be amended as to any Mine Area by an instrument in writing executed by Gas Party and only those other Parties that, at the time of such amendment, own or control Coal Interests or Surface Rights in such Mine Area, without the necessity of having the remainder of the Parties join in such amendment, so long as such amendment does not impact any other Mine Area.

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8.8    Governing Law; Jurisdiction. This Agreement shall be subject to and governed by the laws of the Commonwealth of Pennsylvania, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state or commonwealth.

8.9    Parties in Interest. Except as expressly set forth in this Agreement, nothing in this Agreement shall entitle any Person other than the Parties to any Claim, cause of action, remedy, or right of any kind. For the avoidance of doubt, Gas Party shall not exercise its rights under the following, or similar, language found in Sections 3.1(c), 3.2(a), 3.4(a), 3.4(b), 5.1(a), and 5.5 for the benefit of CONE Gathering LLC: “to support operations of Gas Party, its partners, joint venturers, co-working interest owners, and/or any of its joint ventures.”

8.10    Preparation of Agreement. All of the Parties and their respective counsels participated in the preparation of this Agreement. In the event of any ambiguity in this Agreement, it is the intent of the Parties that no presumption shall arise based on the identity of the draftsman of this Agreement.

8.11    Severability. If any term or other provision of this Agreement is determined to be invalid, illegal, or incapable of being enforced under any governing rule of Law or public policy by a final decision of a court of competent jurisdiction that is not subject to appeal, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner that is materially adverse to the interests of any Party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled and the Parties achieve substantially the same economic and/or legal results as originally intended to the extent possible.

8.12    Counterparts. This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all of such counterparts shall constitute for all purposes one agreement. Any signature hereto delivered by a Party by electronic mail shall be deemed an original signature hereto.

8.13    Memorandum. Upon request, the Parties shall execute and deliver a memorandum with respect to this Agreement which shall be filed in the real property records of any County in the Cooperation Area in which any Party owns or controls, at the time of such request, a real property interest subject to this Agreement. From and after such filing, upon request from any Party, each other Party shall execute and deliver any additions, deletions, modifications, or supplements to such memorandum that a proposing Party may reasonably request from time to time to cover any additions, deletions, modifications, or supplements to this Agreement or the assets covered by this Agreement.

8.14    General Principles—Litigation. Coal Party and Gas Party anticipate that legal issues and litigation hearings, proceedings, and appeals may arise involving Coal Interests and Coal Gas that is claimed from the same chain of title, including ownership issues, lease interpretation issues, title issues, and regulatory issues related thereto, all of which are contemplated by this Section 8.14. Therefore, the basic principles set forth below shall be followed to the extent, and only to the extent, that Coal Party and Gas Party have a joint and not

35

adverse interest with respect to any such Coal Interests and Coal Gas that is claimed from the same chain of title.

(a)    Notice. Coal Party shall promptly notify Gas Party, and Gas Party shall notify Coal Party, of any challenge or threat to the title of its lessor(s), or claim of ownership to any Coal Gas, regardless of whether such challenge or claim is oral or written.

(b)    No Compromise. Gas Party shall not release, terminate, exchange, assign, or in any manner compromise Coal Party’s claims to title to such Coal Interests without the prior written approval of Coal Party. Coal Party shall not release, terminate, exchange, assign, or in any manner compromise Gas Party’s claims to title to Coal Gas without the prior written approval of Gas Party.

8.15    Confidentiality. Each Party shall keep confidential all information obtained from any other Party which is nonpublic and confidential or proprietary in nature (including any information any Party specifically designates as confidential), except as provided below, and use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. Each Party shall be permitted to disclose such information (i) to any Affiliates, outside legal counsel, accountants, and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, or to any Person who is a prospective purchaser of an interest that may be subject to this Agreement, including any Coal Interest or Gas Interest, subject to agreement of such Persons to maintain the confidentiality thereof, (ii) to the extent required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iii) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, (iv) in connection with the exercise, preservation, or protection of any right or remedy hereunder, applicable Law, or equity, or (v) if such other Party shall have consented to such disclosure, such consent not to be unreasonably withheld, delayed, or conditioned. For the avoidance of doubt, Coal Party’s ten year plans, life of mine plans, timing maps, reserve control maps, and coal quality maps shall be deemed nonpublic and confidential or proprietary in nature, and Gas Party’s exploration and production plans and maps (including drilling and pipeline plans and maps), reserve estimates, production estimates, and similar operational and production-related information shall be deemed nonpublic and confidential or proprietary in nature, and each Party agrees that the aforesaid information is subject to the terms of this Section 8.15 with disclosure permitted only as set forth in clauses (i) through (v) herein.

8.16    Amendment and Restatement of Original MCSA Agreement. The Parties and the CEI Parties all hereby acknowledge and agree that the Original MCSA is hereby amended and restated in its entirety. The CEI Parties hereby terminate and release all of their rights in and to the Original MCSA and this Agreement. The CEI Parties hereby acknowledge and agree that, from and after the Effective Time, (i) the CEI Parties are not parties to this Agreement, (ii) the CEI Parties have no interest or rights under this Agreement, and (iii) this Agreement, and any amendments or restatements thereof, may be further amended, revised, or terminated without the consent or signature of any of the CEI Parties.

8.17    Status of Noble SUA. The Parties hereto that were also parties to the Noble SUA, or that are successor-entities thereto or are bound by the Noble SUA by virtue of an Affiliated Transfer thereunder (such Parties, as set forth on Schedule 8.17 attached hereto, collectively, the “Noble SUA Parties”) hereby acknowledge and agree that the Noble SUA was formerly applicable with respect to certain operations of said Noble SUA Parties in the fifty-one (51) Pennsylvania and West Virginia Counties that comprised the Development Area thereunder, and that, effective as of December 1, 2016, the Noble SUA terminated by its own terms, except as to

36

certain provisions thereof that expressly survived termination. To avoid confusion regarding the applicability of the surviving provisions of the Noble SUA and the terms and conditions of this Agreement, the Noble SUA Parties hereby agree that, after the Effective Time, as between such Noble SUA Parties:

(a)    This Agreement shall replace and supersede the Noble SUA in all respects, including as to any and all surviving rights and obligations of such Noble SUA Parties thereunder;

(b)    Each existing Well in the Cooperation Area that was, as of the Effective Time, classified as a “Protected Well” under the Noble SUA shall be deemed and treated as Protected Well hereunder;

(c)    Each existing Well that was, as of the Effective Time, classified as a “Non-Protected Well” under the Noble SUA shall (i) if such Well was drilled in a location that was outside the Coal Area (as defined herein) but within a Mine Area at the time the drilling permit was issued for such Well, be deemed and treated as a Protected Well hereunder, (ii) if such Well was drilled in a location that was inside the Coal Area (as defined herein) at the time the drilling permit was issued for such Well, be deemed and treated as a Non-Protected Well hereunder (for the avoidance of doubt, the Parties acknowledge that none of the existing Wells located in the Four State Area fall within this category), and (iii) if such Well was drilled in a location that was outside a Mine Area (as defined herein) but within the Cooperation Area at the time the drilling permit was issued for such Well, be deemed and treated as those wells in Section 3.4, along with its associated Non-Well Facilities;

(d)    Each existing easement (and the surface facilities and/or operations permitted thereunder) that was made, or granted, subject the Noble SUA shall be deemed to have been made, or granted, pursuant to this Agreement, such that the terms and conditions of this Agreement shall apply thereto, in lieu of the terms and conditions of the Noble SUA (including, for the avoidance of doubt, the pertinent terms and conditions of Section 3.3 hereof shall be applicable with respect thereto, as opposed to the relocation provisions found in Section 5(g) of the Noble SUA);

(e)    For the avoidance of doubt, this Agreement shall govern and control, as between the Noble SUA Parties, to the extent that there are any conflicts between the surviving terms and conditions of the Noble SUA and the terms and conditions of this Agreement;

Provided, however, that this Agreement does not, and shall not be deemed or construed to, amend, modify, terminate, or waive any provision of the Noble SUA with respect to any rights or obligations of any Third Party who, as of the Effective Time of this Agreement, is bound by the Noble SUA, but is not a signatory hereto, or any rights or obligations of any Noble SUA Party to any such Third Party.

8.18    Choice of Law; Mediation; Submission to Jurisdiction.

(a)    To resolve disputes other than those disputes governed by Schedule 3.3(a), the Parties shall, with respect to disputes between Gas Party, on the one hand, and Coal Party, on

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the other hand, comply with the dispute resolution procedures in this Section 8.18. This Agreement shall be subject to and governed by the laws of the Commonwealth of Pennsylvania, excluding any conflicts-of-law rule or principle that might refer the construction or interpretation of this Agreement to the laws of another state. The Parties shall inform one another promptly following the occurrence or discovery of any item or event that shall reasonably be expected to result in a dispute in connection with this Agreement. The Parties will attempt to resolve any such matters prior to submitting them to Senior Officers as contemplated by Section 8.18(b).

(b)    Should a dispute arise that the Parties cannot resolve pursuant to Section 8.18(a) within ten (10) days after being informed thereof, a Party may deliver to the other Party written notice of the dispute with supporting documentation as to the circumstances leading to the dispute (“Notice of Dispute”). The Notice of Dispute shall include a schedule of the availability of a senior officer of the notifying Party that is duly authorized to settle the dispute, subject to any necessary company approvals that may be needed (the “Senior Officer”), during the 30-day period following the delivery of the Notice of Dispute. Within seven (7) days after delivery of the Notice of Dispute, the other Party or Parties, as applicable, shall provide a schedule of the availability of such other Party’s Senior Officer during the remainder of the 30-day period following the delivery of the Notice of Dispute. Following delivery of each applicable Senior Officers’ schedule of availability, the Senior Officers shall meet and confer as often as they deem reasonably necessary during the remainder of the 30-day period in good faith negotiations to resolve the dispute amicably. The Parties in their sole discretion may also agree to utilize the service of a mediator pursuant to a joint engagement.

(c)    If the Parties cannot resolve any dispute or claim arising under this Agreement within thirty (30) days following the receipt of the Notice of Dispute, then no earlier than ten (10) days, nor more than sixty (60) days following written notice to the other Parties, any Party may initiate mandatory, non-binding mediation hereunder by giving a notice of mediation (a “Mediation Notice”) to the other Parties to the dispute or claim. In connection with any mediation pursuant to this Section 8.18(c), the mediator shall be jointly appointed by the Parties to the dispute or claim and the mediation shall be conducted in Canonsburg, Pennsylvania, unless otherwise agreed by the Parties to the dispute or claim. All costs and expenses of the mediator appointed pursuant to this Section 8.18(c) shall be shared equally by the Parties to the dispute or claim. The then-current Model ADR Procedures for Mediation of Business Disputes of the Center for Public Resources, Inc., either as written or as modified by mutual agreement of the Parties to the dispute or claim, shall govern any mediation pursuant to this Section 8.18(c). In the mediation, each Party to the dispute or claim shall be represented by a Senior Officer. If a dispute or claim has not been resolved within thirty (30) days after the receipt of the Mediation Notice by a Party, then any Party to the dispute or claim may refer the resolution of the dispute or claim to litigation. The Parties agree that, provided the subject matter of a pending dispute or claim arising under this Agreement is not of such a nature that it would be a material consideration or factor with regard to any pending permit application or regulatory activity of the Parties, the Parties shall, during the pendency of such dispute or claim continue to cooperate with respect to each other’s permitting and regulatory activities, as provided herein.

(d)    Subject to Section 8.18(c), to the fullest extent permitted by law, each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement, whether in tort or contract or at law or in equity, exclusively in any

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federal or state courts located in Pittsburgh, Pennsylvania, and (i) irrevocably submits to the exclusive jurisdiction of such courts, (ii) waives any objection to laying venue in any such action or proceeding in such courts, (iii) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over it, and (iv) agrees that, to the fullest extent permitted by Law, service of process upon it may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to it at its address specified in Section 8.2. The foregoing consents to jurisdiction and service of process shall not, to the fullest extent permitted by applicable Law, constitute general consents to service of process in the Commonwealth of Pennsylvania for any purpose except as provided herein and shall not be deemed to confer rights on any Person other than the Parties.

8.19    Coal Severance Notice (52 P.S. 1551). NOTICE—This Agreement may not sell, convey, transfer, include, or insure the title to the coal and right of support underneath the surface land described or referred to herein, and the owner or owners of such coal may have the complete legal right to remove all of such coal and, in that connection, damage may result to the surface of the land and any house, building, or other structure on or in such land. The inclusion of this notice does not enlarge, restrict, or modify any legal rights or estates otherwise created, transferred, excepted, or reserved by this Agreement. THIS NOTICE IS INSERTED HEREIN TO COMPLY WITH THE ACT of July 17, 1957, P.L. 984, § 1 as Amended 1965, Sept. 10, P.L. 505, No. 255, § 1.

8.20    “Red” Coal Notice (52 P.S. 1406.1451).

NOTICE

EACH GAS PARTY KNOWS THAT IT MAY NOT BE OBTAINING THE RIGHT OF PROTECTION AGAINST SUBSIDENCE RESULTING FROM COAL MINING OPERATIONS AND THAT THE SURFACE USE RIGHTS AND LICENSE USE RIGHTS, AND SURFACE EASEMENTS AND LICENSES MAY BE PROTECTED FROM DAMAGE DUE TO MINE SUBSIDENCE BY A PRIVATE CONTRACT WITH THE OWNERS OF THE ECONOMIC INTERESTS IN THE COAL. THIS NOTICE IS INSERTED HEREIN TO COMPLY WITH THE BITUMINOUS MINE SUBSIDENCE AND LAND CONSERVATION ACT OF 1966, AS AMENDED 1980, OCT. 10, P.L. 874, NO. 156 § 1.

[THE NEXT SUCCEEDING PAGE IS THE EXECUTION PAGE]

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IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties on the Effective Time.

GAS PARTY:

CNX GAS COMPANY LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact

CNX RESOURCE HOLDINGS LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

COAL PARTY:

CONSOL MINING CORPORATION

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact

BRAXTON-CLAY LAND & MINERAL, LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

[Signature Page to Cooperation and Safety Agreement] – PAGE 1

CNX RCPC LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

CONRHEIN COAL COMPANY

By:	MTB LLC,
its general partner

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President, MTB LLC

By:	CONSOL Mining Holding Company LLC,
its general partner

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President, CONSOL Mining Holding
Company LLC

[Signature Page to Cooperation and Safety Agreement] – PAGE 2

CONSOL AMONATE FACILITY LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

CONSOL AMONATE MINING COMPANY LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

CONSOL ENERGY CANADA LTD

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact

CONSOL ENERGY SALES COMPANY LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact

[Signature Page to Cooperation and Safety Agreement] – PAGE 3

CONSOL FINANCIAL INC.

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact

CONSOL MINING COMPANY LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

CONSOL MINING HOLDING COMPANY LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

CONSOL OF CANADA LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact

CONSOL OF KENTUCKY LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

[Signature Page to Cooperation and Safety Agreement] – PAGE 4

CONSOL PENNSYLVANIA COAL COMPANY LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

HELVETIA COAL COMPANY LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

ISLAND CREEK COAL COMPANY LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

LAUREL RUN MINING COMPANY LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

MTB LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

[Signature Page to Cooperation and Safety Agreement] – PAGE 5

NICHOLAS-CLAY LAND & MINERAL, LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

R&PCC LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

TERRY EAGLE LIMITED PARTNERSHIP

By:	AMVEST LLC,
its general partner

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact, AMVEST LLC

By:	TECPART LLC,
its general partner

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact, TECPART LLC

[Signature Page to Cooperation and Safety Agreement] – PAGE 6

WINDSOR COAL COMPANY LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

WOLFPEN KNOB DEVELOPMENT COMPANY LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

VAUGHAN RAILROAD COMPANY LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

LEATHERWOOD, LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

[Signature Page to Cooperation and Safety Agreement] – PAGE 7

AMVEST LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact

TECPART LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact

AMVEST GAS RESOURCES, LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact

AMVEST WEST VIRGINIA COAL, L.L.C.

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact

FOLA COAL COMPANY, L.L.C.

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact

[Signature Page to Cooperation and Safety Agreement] – PAGE 8

TERRY EAGLE COAL COMPANY, L.L.C.

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

LITTLE EAGLE COAL COMPANY, L.L.C.

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

[Signature Page to Cooperation and Safety Agreement] – PAGE 9

CEI PARTIES:

The parties set forth below hereby execute this Agreement as of the Effective Time solely with respect to their acknowledgement and agreement with the provisions of Section 8.16.

CONSOL ENERGY INC.

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact

CNX GAS CORPORATION

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact

CARDINAL STATES GATHERING COMPANY

/s/ William D. Gillenwater

By:	CNX GAS COMPANY LLC,
its general partner

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact, CNX GAS COMPANY LLC

By:	CNX GAS CORPORATION,
its general partner

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact, CNX GAS CORPORATION

[Signature Page to Cooperation and Safety Agreement] – PAGE 10

CNX WATER ASSETS LLC

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Attorney-in-Fact

TERRA FIRMA COMPANY

/s/ William D. Gillenwater
Name:	William D. Gillenwater
Title:	Vice President

[Signature Page to Cooperation and Safety Agreement] – PAGE 11

APPENDIX I

Definitions

“AAI Area” has the meaning set forth in the recitals to this Agreement.

“Affiliate” means any entity (i) which directly or indirectly controls, is controlled by, or is under common control with such Party, (ii) which beneficially owns or holds ten percent (10%) or more of any class of the voting or other equity interests of Party, or (iii) in which ten percent (10%) or more of any class of the voting or other equity interests is beneficially owned or held, directly or indirectly, by such Party; provided, however, that “Affiliate” (a), as to Gas Party, shall not include, and shall exclude, Coal Party, CONE Gathering LLC, CONE Midstream GP LLC, CONE Midstream Partners LP, CONE Midstream Finance Corporation, CONE Midstream Operating Company LLC, CONE Midstream DevCo I GP LLC, Midstream DevCo II GP LLC, Midstream DevCo III GP LLC, CONE Midstream DevCo I LP, CONE Midstream DevCo II LP, and CONE Midstream DevCo III LP, and (b), as to Coal Party, shall not include, and shall exclude, Gas Party and those Gas Party Affiliates listed on Schedule II. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. The term “Affiliates” shall be construed accordingly, as appropriate to the context in which it is used and at the time at which it is used.

“Agreement” has the meaning set forth in the preamble.

“Allowances” means any and all authorizations or rights granted, authorized or sold under any domestic, international or foreign program, scheme or organization or law, statute, regulation or order, adopted by a Governmental Authority or otherwise, or other similar program, public or private, whether existing now or in the future, whether mandatory or voluntary, that authorized, limits, restricts or permits the emission of a specified quantity of greenhouse gases (including, without limitation, carbon dioxide, methane, nitrous oxide, perfluoro-carbons, hydro fluorocarbons, sulphur hexafluoride or other gas, matter or substance that is otherwise classified as a greenhouse gas) during, for or with respect to a given compliance period, including under a mandatory cap and trade program. “Allowances” do not include Energy Credits.

“Annual Coal Development Plan” has the meaning set forth in Section 4.2(b)(i).

“Annual Gas Development Plan” has the meaning set forth in Section 4.2(b)(ii).

“Approved Withdrawal Plan” has the meaning set forth in Section 5.5(b)(ii).

“As-Built Construction Drawings” means drawings prepared at the end of a construction project depicting the structures, facilities, or improvements as actually built and/or installed.

“Assigning Party” has the meaning set forth in Section 8.1(a).

“Assignment” means any sale, conveyance, transfer, assignment, lease, sublease, mortgage, encumbrance, or other disposition of interest, whether voluntarily or indirectly by

APPENDIX I

operation of Law or otherwise (including by merger or sale of equity interests); provided, however, “Assignment” shall not include an encumbrance created pursuant to any borrowing arrangement entered into by a Party with an unaffiliated Third Party. The terms “Assign”, “Assigned” and “Assignee” shall be construed accordingly.

“Business Day” means a day (other than a Saturday or Sunday) on which commercial banks in the State of Pennsylvania are generally open for business.

“Capture” means to collect, use, produce, treat (if necessary), process (if necessary), transport, store (if necessary), market, and sell Gas that is available from any Well.

“CEI” has the meaning set forth in the preamble.

“CEI Subsidiaries” has the meaning set forth in the preamble.

“Change of Control” means CEI ceases to control, directly or indirectly, as to the Person at issue, or in the case of a permitted successor or assign, means that the parent corporation or Person owning the controlling interest in such Person at the time it becomes the successor or assign ceases to control, directly or indirectly, the Person at issue. For purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the general partner of the Person at issue, whether through ownership of voting securities, by contract or otherwise.

“Claim” or “Claims” means any and all claims, demands, liabilities, damages, taxes, penalties, interest, judgments, losses, costs, charges, and expenses (including reasonable out-of-pocket fees and attorneys’ fees), whether direct or indirect, arising out of or as a consequence of a given transaction or occurrence.

“CoalCo” has the meaning set forth in the Preamble.

“Coal Area” has the meaning set forth in Section 3.1.

“Coal Gas” means occluded methane gas and all associated natural gas and other hydrocarbons of whatever quality or quantity produced or emitted from coalbeds or coal formations and seams and any related, associated, or adjacent rock material or strata. For the avoidance of doubt, the term “Coal Gas” shall expressly include all substances commonly known as “coalbed methane,” “coal mine methane,” and “gob gas.”

“Coal Interests” has the meaning set forth in the recitals to this Agreement and, for the avoidance of doubt, means all interests in coal seams and coal rights that are owned or controlled by a Coal Party within the Cooperation Area as of the Effective Time, together with all such interests that are acquired by a Coal Party after the Effective Time within the AAI Area; and, collectively, all such interests owned or controlled by every Coal Party. The term “Coal Interest” shall be construed accordingly, as appropriate to the context in which it is used.

“Coal Party” has the meaning set forth in the preamble to this Agreement.

APPENDIX I

“Coal Party Notice Rep” has the meaning set forth in Section 8.2.

“Coal Party Representative” has the meaning set forth in Section 4.1(a).

“Communications Facilities” means any equipment, including but not limited to co-axial cable, microwave dishes, antennae and any and all other facilities, which enhances or enables wireless communications.

“Communications Tower” means any tower and associated building upon which such Party has located its Communications Facilities.

“Consent Request” has the meaning set forth in Section 8.1(a).

“Cooperation Area” has the meaning set forth in the recitals to this Agreement.

“Coordination Committee” means, for each Mine, a two-person committee composed of representatives of the Parties that own or control Coal Interests or Gas Interests at such Mine.

“Credit Producers” means the Flaring Parties and the Producing Parties, or either of the foregoing, and “Credit Producer” shall be construed accordingly to mean one of the foregoing.

“Data Requesting Party” has the meaning set forth in Section 2.5.

“Effective Time” has the meaning set forth in the preamble to this Agreement.

“Energy Credits” means any and all ERCs and RECs.

“ERC Program” has the meaning given such term in the definition of ERCs.

“ERCs” (an acronym for emission reduction credits) means any and all credits, attributes, benefits, offsets, reductions, rights (including registration, trading and recording rights), or indicia, however entitled, for or relating to the reduction, mitigation or control of greenhouse gas emissions, including, without limitation, carbon dioxide, methane, nitrous oxide, perfluoro-carbons, hydro fluorocarbons, sulphur hexafluoride or other gas, matter or substance; provided, however, the foregoing must directly or indirectly arise out of or be related to the Capture, or the flaring, burning, destruction or sequestration, of Coal Gas (including, without limitation, ventilation air methane) in respect of Coal Gas that now or hereafter qualifies for recognition by or under any domestic, international or foreign emissions reduction or emissions quantification, certification or reporting program, scheme or organization or law, statute, regulation or order, adopted by a Governmental Authority or otherwise, or other similar program, public or private, whether existing now or in the future, whether mandatory or voluntary, including without limitation any program under which any direct or indirect benefit is given for reduction in greenhouse gas emissions with respect to such Coal Gas (each, an “ERC Program”) (an ERC Program or REC Program, a “Program”). “ERCs” do not include Allowances.

“Existing Permits/Agreements” means those existing (i) permits issued by any Governmental Authority and/or agreements that create and/or burden any of the Coal Interests,

APPENDIX I

Gas Interests, and/or Wells, including any listed on or described in Exhibit D attached hereto and including any applicable joint operating agreements, joint development agreements or other similar agreements or arrangements affecting any of the Coal Interests, Gas Interests, and/or Wells; (ii) surface use agreements, cooperation agreements, development agreements, or other similar instruments including those referenced on or described in Exhibit D attached hereto and as such agreement may be amended from time to time in the sole discretion of the parties to such agreements; (iii) instruments of record or referred to in instruments of record, including any coal, mining, gas, midstream, and surface use rights or easements granted pursuant to any of the agreements referenced on or described in Exhibit D attached hereto; (iv) coal, mining, gas, midstream and surface use rights or easements granted to or exercised by any Person pursuant to any of the agreements referenced on or described in Exhibit D attached hereto, whether or not such rights or easements are recorded; and (v) other coal, mining, gas, midstream, and surface use rights granted, excepted, or leased that are apparent on an inspection of the property overlying the Cooperation Area or recited in prior agreements, plans, or instruments, whether or not recorded; provided, however, that as used in this definition, the word “existing” shall (X) as relates to Surface Easements granted pursuant hereto mean such of the foregoing as are in existence at the time the Surface Easement Request is received by the non-requesting Party, and (Y) as relates to all other matters, mean such of the foregoing as are in existence as of the Effective Time of this Agreement.

“Flaring Parties” means any Third Parties engaged by Coal Party to flare Coal Gas from the sealed gob areas of any properties associated with the Coal Interests.

“Four State Area” has the meaning set forth in the recitals to this Agreement.

“Gas” means any natural gas and constituents thereof that can be extracted and produced from a well by conventional or unconventional means and includes Coal Gas. For purposes of this Agreement, “Gas” shall include oil and any other liquid or liquefiable hydrocarbons produced from a well, as well as condensate and natural gas liquids.

“Gas Assets” means the Gas Units, Wells, Well sites, and all associated facilities, including Gas Reserves and Systems within the Cooperation Area.

“Gas Interests” has the meaning set forth in the recitals to this Agreement.

“Gas Party” has the meaning set forth in the preamble to this Agreement.

“Gas Party Representative” has the meaning set forth in Section 4.1(a).

“Gas Reserves” means and include proved developed producing, proved developed non-producing, proved undeveloped, possible undeveloped, and probable undeveloped oil and Gas reserves, in each case as applicable, as defined by SEC Regulation S-X, Rule 4-10(a), or any replacement or modification thereof.

“Gas Unit” means a “drilling unit,” as that term is commonly used in the Gas business, within the Cooperation Area (i) established or prescribed by field rules or other regulatory order or (ii) otherwise designated by Gas Party.

APPENDIX I

“Governmental Authority” or “Governmental Authorities” means (i) any federal, state, local, municipal, tribal, or other government having jurisdiction under applicable Law, (ii) any governmental, regulatory, or administrative agency, commission, body, or other authority exercising or entitled to exercise any administrative, executive, judicial, legislative, regulatory, or taxing authority or power, and (iii) any court or governmental tribunal, including any tribal authority, having or asserting jurisdiction under applicable Law.

“Independent Engineer” means (i) for purposes of Schedule 3.3(a), any independent petroleum reservoir engineering consulting firm with a minimum of ten (10) years of experience that is selected by Gas Party and agreed upon by Coal Party, and (ii) for purposes of Schedule 3.3(c), any independent coal mining engineering firm with a minimum of ten (10) years of experience that is selected by Coal Party and agreed upon by Gas Party.

“Law” means any applicable statute, law, rule, regulation, ordinance, order, code, ruling, writ, injunction, decree or other official act of or by any Governmental Authority.

“Lease Compensation Amount” has the meaning set forth in Schedule 3.3(a).

“Lease Compensation Conditions” has the meaning set forth in Schedule 3.3(a).

“License” has the meaning set forth in Section 5.8.

“License Request” has the meaning set forth in Section 5.8.

“License Use Assets” has the meaning set forth in Section 8.1(a).

“License Use Rights” has the meaning set forth in Section 5.7.

“Life of Mine Plan” means, with respect to any Mine, as updated from time to time, a plan setting forth the mining operations reasonably anticipated by Coal Party in good faith to be conducted by Coal Party during the life of the Mine based upon the Coal Interests of such Coal Party, the anticipated timing thereof, and the current Coal Area of such Mine.

“Long-Wall Move-Around” means to conduct an in-panel move of the longwall mining machinery, with the intent of leaving a Pillar Permit Area that will preserve the associated wellbores of the applicable Well(s).

“Mediation Notice” has the meaning set forth in Section 8.18(c).

“Mine” or “Mines” has the meaning set forth in the recitals to this Agreement.

“Mine Area” has the meaning set forth in the recitals to this Agreement.

“Mine-By” means, to the extent permitted by applicable Governmental Authorities in instances where a Well is drilled through a coal pillar of adequate size and stability, for the Coal Party to mine and remove coal pursuant to its Coal Interests from the adjoining coal seam in the area of such pillar up to such close proximity thereto as is allowed under applicable Law.

APPENDIX I

“Mine-By Temporary P&A” means to temporarily abandon a Well in a manner that permits the Coal Party to Mine-By such Well, subject to the approval of all applicable regulatory agencies and in compliance with and pursuant to all applicable Law.

“Mining P&A Date” means the date reasonably determined by Coal Party to be the date upon which a particular Well must be plugged and abandoned for mine-through consistent with mine-through Laws.

“Noble SUA” means that certain that certain Surface Use Agreement, dated effective as of September 30, 2011, by and between CNX Gas Company LLC, the twenty three (23) Coal Parties identified on Schedule A attached thereto, and Noble Energy, Inc., as modified and amended, including as released and otherwise affected by that certain Termination and Release Agreement dated December 1, 2016, by and among CNX Gas Company LLC, CONSOL Energy Inc., Noble Energy, Inc., the eight (8) Water Parties listed on Schedule 1(a) attached thereto and the seventeen (17) Surface Parties listed on Schedule 1(b) attached thereto.

“Noble SUA Parties” has the meaning set forth in Section 8.17.

“Non-Assigning Party” has the meaning set forth in Section 8.1(a).

“Non-Coal Area” has the meaning set forth in Section 3.2.

“Non-Protected Well” has the meaning set forth in Section 3.1(c) and Section 8.17(c).

“Non-Well Facility” has the meaning set forth in Section 3.3(d).

“Notice of Dispute” has the meaning set forth in Section 8.18(b).

“Original MCSA” means that certain Master Cooperation and Safety Agreement, by and between CEI and CNX Gas Corporation, dated August 1, 2005, as amended, including by Amendment No. 1 to the Master Cooperation and Safety Agreement dated May 30, 2008.

“P&A Period” has the meaning set forth in Schedule 3.3(a).

“Party” or “Parties” has the meaning set forth in the preamble to this Agreement.

“Person” means any individual, corporation, company, partnership, limited partnership, limited liability company, trust, estate, Governmental Authority, or any other entity.

“Pillar Permit Area” means an existing or planned abutment mine pillar where no mining is projected within fifty feet (50’) of a wellbore in the pillar, as specified by Coal Party and approved by a coal mining regulatory agency; provided, however, if the deviation survey required under Schedule 3.7 determines that a Well approved to be drilled hereunder by Coal Party in a Pillar Permit Area within the Coal Area was actually drilled outside the Pillar Permit Area then such Well shall no longer be deemed or defined as a Protected Well but shall be

APPENDIX I

deemed and redefined as a location that is not approved by Coal Party if such Well location was within the Coal Area at the time of its initial approval by Coal Party.

“Post-Plugging Well Valuation” has the meaning set forth in Schedule 3.3(a).

“Producing Parties” means any Third Parties engaged by Gas Party to produce, abate, and/or destroy Coal Gas from areas associated with Coal Interests.

“Producing Well Valuation Amount” has the meaning set forth in Schedule 3.3(a).

“Program” has the meaning given such term in the definition of ERC.

“Project Notice” has the meaning given such term in Section 3.8(e)(i).

“Protected Well” has the meanings set forth in Sections 3.1(c), 3.2(b), 3.2(c), 3.2(d), 3.4(c), 8.17(b), and 8.17(c).

“Protected Well Life Date” means, with respect to any Protected Well, the date that is the fifteenth (15th) anniversary of such Protected Well’s spud date.

“Protected Well Mining P&A Estimate” has the meaning set forth in Section 3.3(c)(i)(4)(A).

“Receiving Party” has the meaning set forth in Exhibit C.

“REC Program” has the meaning given such term in the definition of RECs.

“RECs” (an acronym for renewable energy certificates) means any and all credits, attributes, benefits, offsets, “green tags,” “white tags,” reductions, rights (including registration, trading and recording rights), or indicia, however entitled, for or relating to the generation or creation of energy from sources which are renewable or are recognized as renewable under any REC Program (defined below) or are generated from otherwise wasted resources, directly or indirectly arising out of or related to the Capture of Coal Gas (including ventilation air methane), including any improvement in energy efficiency resulting therefrom, that qualifies for recognition by or under any domestic, international or foreign alternative energy, energy efficiency, renewable energy or renewable portfolio standard, quantification, certification or reporting program, scheme or organization or law, statute, regulation or order, adopted by a Governmental Authority or otherwise, or other similar program, public or private, whether existing now or in the future, whether mandatory or voluntary, including without limitation any program under which any direct or indirect benefit is given for the production or use of renewable energy or waste energy (each, a “REC Program”). “RECs” do not include Allowances.

“Register” has the meaning set forth in Section 3.8(d).

“Registration” has the meaning set forth in Section 3.8(d).

APPENDIX I

“Senior Officer” has the meaning set forth in Section 8.18(b).

“Source” means those sources of water set forth on Exhibit E, together with any and all reservoirs, water pipelines, water wells, ponds, and acid mine discharge treatment plants now or hereafter owned or controlled by Coal Party.

“Stimulate” or “Stimulation” means the artificial fracture or stimulation of geological zones or strata to enhance Gas production. The term “Stimulating” shall be construed accordingly.

“Subject Coal Allowances” has the meaning set forth in Section 3.8.

“Subject Coal Energy Credits” has the meaning set forth in Section 3.8.

“Subsidiary” means, with respect to any Person, (a) a corporation of which more than 50% of the voting power of shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing body of such corporation is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof, (b) a partnership (whether general or limited) in which such Person or a Subsidiary of such Person is, at the date of determination, a general or limited partner of such partnership, but only if more than 50% of the general partner interests of such partnership is owned, directly or indirectly, at the date of determination, by such Person, by one or more Subsidiaries of such Person or a combination thereof or (c) any other Person (other than a corporation or a partnership) in which such Person, one or more Subsidiaries of such Person, or a combination thereof, directly or indirectly, at the date of determination, has (i) at least a majority ownership interest or (ii) the power to elect or direct the election of a majority of the directors or other governing body of such Person.

“Surface Assignment Notice” has the meaning set forth in Section 5.1(b).

“Surface Easement” has the meaning set forth in Section 5.2(a).

“Surface Easement Request” has the meaning set forth in Section 5.2(a).

“Surface Rights” has the meaning set forth in the recitals to this Agreement.

“Surface Use Rights” has the meaning set forth in Section 5.1(a).

“System” means all equipment within the Cooperation Area that is necessary to Capture Gas produced from any Well, including compressors, treating facilities, storage facilities, processing plants, and gathering or transportation lines, but excluding equipment needed merely to vent Gas.

“Term” has the meaning set forth in Section 7.1.

“Thermal A&R MCSA” means that certain Amendment and Restatement of Master Cooperation Agreement dated July 7, 2015, by and among CNX Thermal Holdings LLC, Consol

APPENDIX I

Pennsylvania Coal Company LLC, Conrhein Coal Company, CNX Gas Company LLC, and the thirty one (31) CEI Subsidiaries designated on Schedule 1 attached thereto, a Memorandum of which appears of record in Greene County, Pennsylvania, in OR Book 486, Page 124, in Washington County, Pennsylvania, as Instrument No. 201610949, and in Marshall County, West Virginia, in Book 874, Page 233, as now or hereafter modified and amended.

“Third Party” means any Person which is not an Affiliate of a Party.

“Third Party Gas” means any Gas that is owned, in whole or in part, by a Third Party, regardless of whether such Gas was produced from the Gas Interests.

“Underlying Lease” or “Underlying Leases” has the meaning set forth in Schedule 3.3(a).

“Underlying Lease Valuation Amount” has the meaning set forth in Schedule 3.3(a).

“Valuation Amount” has the meaning set forth in Schedule 3.3(a).

“Verify” or “Verification” has the meaning set forth in Section 3.8(c).

“Water Use Rights” has the meaning set forth in Section 5.5.

“Well” means a Gas Party well that was, is, or will be, drilled and permitted, or later permitted, at Gas Party’s discretion for the commercial production of Gas by conventional or unconventional means.

“Withdrawal” has the meaning set forth in Section 5.5(b)(i).

“Withdrawal Plan” has the meaning set forth in Section 5.5(b)(i).

APPENDIX I

Exhibit A

Insurance Requirements

GENERAL LIABILITY (Comprehensive or Commercial Insurance)

For bodily injury and property damage, including, without limitation, Products/Completed Operations, Independent Contractors, Contractual Liability, and Property Operations:

$1,000,000 combined single limit per occurrence.

WORKERS’ COMPENSATION

Workers Compensation insurance for statutory limits or evidence that a party is a qualified self-insurer in accordance with the applicable jurisdiction, and employer’s liability insurance with limits of:

$1,000,000 Bodily Injury by Accident each Accident

$1,000,000 Policy Limit for Bodily Injury by Disease

$1,000,000 Bodily Injury by Disease each Employee

COMMERCIAL AUTOMOBILE	For bodily injury and property damage covering owned, non-owned and hired automobiles with at least: $1,000,000 combined single limit per occurrence.

UMBRELLA/EXCESS LIABILITY

For (bodily injury and property damage) with contractual liability insurance to cover liability assumed under this Agreement, with at least

$9,000,000 combined single limit per occurrence,

Which must extend over and above the required Comprehensive or Commercial General Liability, Employer’s Liability, and Automobile Bodily Injury and Property Damage Liability limits

ADDITIONAL INSURED(S)

Gas Party shall be named as additional insureds on all liability insurance specified above required of Coal Party, and Coal Party shall be named as additional insured on all liability insurance specified above required of the Gas Party.

POLICY REQUIREMENTS

All insurance policies shall be (i) primary and non-contributory, with the exception of the Umbrella/Excess Liability coverage; (ii) include a waiver of subrogation against any other Party where permitted by Law; (iii) maintained without interruption from the Effective Time until the end of the Term; and (iv) issued by insurance companies having an A.M. Best rating of at least A-VII or better, or equivalent rating from other financial rating organizations, and authorized to do business in the state

EXHIBIT A – PAGE 1

where the property is located. All policies of insurance shall include a written undertaking from the insurer to notify all insureds and additional insureds in accordance with policy provisions prior to cancellation of coverage.

CERTIFICATE OF INSURANCE

Upon request, the Gas Party shall issue to Coal Party and Coal Party shall issue to Gas Party certificates of insurance or evidence of self-insurance (only to the extent permitted above) satisfying the foregoing insurance requirements and any self-insurance. The certificates of insurance, both current and renewals, shall be provided to the respective Parties from time to time upon request.

EXHIBIT A – PAGE 2

Exhibit B

Shared Information

Gas Party will make well related data from drilling and completion operations for both Protected and Non-Protected Wells available to Coal Party. Gas Party may acquire any of the following data that is provided through commercially available Gas services:

•	Deviation surveys.

•	Cement bond logs

•	Commercially available logs that may or may not include gamma ray, neutron density, induction, image, sonic, latter, spontaneous potential, and specialty logs.

EXHIBIT B – PAGE 1

Exhibit C

Leasehold Release Provisions

If Coal Party or Gas Party wishes to release, surrender, terminate, or permit the termination or expiration of any Third Party leasehold in which the other has an interest, such Party shall provide forty-five (45) days prior written notice to the other Party prior to such release, surrender, or termination of such Third Party leasehold or prior to permitting the termination or expiration of such Third Party leasehold. The Party receiving such notice (the “Receiving Party”) shall have forty-five (45) days from its receipt thereof in which to elect to have the other Party (i) assign its interest in such Third Party leasehold to the Receiving Party, or its designee (if such Third Party leasehold is assignable) or (ii) take such action as is required to maintain, extend, renew or otherwise preserve such interest as permitted under the applicable instruments, and if the Receiving Party elects either (i) or (ii), such Receiving Party shall assume in writing all obligations with respect to such interest at its sole risk, cost and expense. If the Receiving Party fails to respond within such forty-five (45) day period following its receipt of such notice, the Receiving Party shall have waived its right to, and shall be deemed to have elected not to, have such Third Party leasehold interest assigned or maintained, extended, renewed or otherwise preserved.

EXHIBIT C – PAGE 1

Exhibit D

Existing Permits/Agreements

A.	Existing Agreements

The following agreements, plus any additional contracts (e.g., JOAs, joint venture agreements, well permit agreements, subsidence agreements, and surface use agreements) that are found to be applicable to the Cooperation Area:

1.	Surface Use Agreement, dated September 30, 2011, by and among CNX Gas Company LLC, Braxton-Clay Land and Minerals, Inc., CNX Land LLC (successor-by-merger to CNX Land Resources Inc.), CNX Marine Terminals Inc., Conrhein Coal Company, Consol Pennsylvania Coal Company LLC, CONSOL Mining Company LLC (successor in interest to Consolidation Coal Company, Eighty-Four Mining Company, Keystone Coal Mining Company, McElroy Coal Company, Mon River Towing, Inc., and Southern Ohio Coal Company), Fairmont Supply Company, Helvetia Coal Company, Island Creek Coal Company, Laurel Run Mining Company, Leatherwood, Inc., Nicholas-Clay Land & Mineral, Inc., CNX RCPC LLC (successor-by-merger to Reserve Coal Properties Company), R&PCC LLC (successor-by-merger to Rochester & Pittsburgh Coal Company), Terra Firma Company, Terry Eagle Limited Partnership, Windsor Coal Company, Wolfpen Knob Development Company, and CONE Gathering LLC.

a.	First Amendment to Surface Use Agreement, dated effective October 26, 2013.

b.	Second Amendment to Surface Use Agreement, dated effective November 15, 2013.

c.	Corrective Addendum to Second Amendment to Surface Use Agreement, dated effective November 15, 2013.

2.	Agreement, dated December 1, 1993, between Columbia Gas Transmission Corporation and CONSOL Pennsylvania Coal Company LLC (successor in interest to Consol Pennsylvania Coal Company, as a signatory and successor-by-merger to Nineveh Coal Company and Greenon Coal Company).

a.	Majorsville-Heard Storage Complex Letter Agreement, dated December 1, 1993, between Consolidation Coal Company, Enlow Fork Mining Company, and Conrhein Coal Company, and Columbia Gas Transmission Corporation.

b.	Amendment to the Agreement, dated July 27, 2009, between CONSOL Pennsylvania Coal Company, Columbia Gas Transmission Corporation, CNX Gas Company LLC, and NiSource Energy Venture, LLC.

c.	Storage Complex Agreement, dated December 19, 2014, between CONSOL Pennsylvania Coal Company LLC (f/n/a Consol Pennsylvania Coal Company),

EXHIBIT D – PAGE 1

CNX Gas Company LLC, Conrhein Coal Company, CONSOL Energy Inc., and Murray Energy Corporation.

d.	Reference to this Agreement includes any additional agreement(s) between any or all of the parties hereto on or prior to the date of this Amended and Restated Master Cooperation and Safety Agreement.

3.	Surface Use Agreement, dated and effective December 5, 2013, between CNX Land LLC, Conrhein Coal Company, Consol Pennsylvania Coal Company LLC, Laurel Run Mining Company, CNX RCPC LLC, R&PCC LLC, Wolfpen Knob Development Company, CONSOL Mining Company LLC, Ohio Valley Resources, Inc., Consolidation Coal Company, McElroy Coal Company, Eighty-Four Mining Company, Keystone Coal Mining Corporation, Mon River Towing, Inc., Twin Rivers Towing Company, CCC RCPC LLC and CCC Land Resources LLC.

4.	Agreement with Respect to Mine through of Existing and New CBM Wells, dated January 16, 2009, between CONSOL Energy Inc. and CNX Gas Company LLC.

5.	Subordination Agreement (CONE), dated February 18, 2015, between CNX Gas Company LLC, Consol Pennsylvania Coal Company LLC, CONE Gathering LLC, CONE Midstream DevCo I LP, and First Pennsylvania Resource, L.L.C.

6.	Subordination Agreement (NOBLE), dated February 12, 2015, between (a) CNX Gas Company LLC, Braxton-Clay Land and Minerals, Inc., CNX Land LLC (successor-by-merger to CNX Land Resources Inc.), CNX Marine Terminals Inc., CNX Water Assets LLC, CONE Gathering LLC, Conrhein Coal Company, CONSOL Pennsylvania Coal Company LLC, Helvetia Coal Company, Island Creek Coal Company, Laurel Run Mining Company, Leatherwood, Inc., Nicholas-Clay Land & Mineral, Inc., CNX RCPC LLC (successor-by-merger to Reserve Coal Properties Company), R&PCC LLC (successor-by-merger to Rochester & Pittsburgh Coal Company), Terra Firma Company, Terry Eagle Limited Partnership, Windsor Coal Company, Wolfpen Knob Development Company, CONSOL Mining Company LLC (successor-in-interest to Former CONSOL Entities), (b) Noble Energy, Inc., and (c) First Pennsylvania Resource, L.L.C.

7.	Master Subsidence Agreement, dated effective July 1, 2011, between Range Resources-Appalachia, LLC, CONSOL Mining Company LLC (successor in interest to Consolidation Coal Company), and CNX RCPC LLC (successor-by-merger to Reserve Coal Properties Company).

8.	Rail Crossing and Pipeline Right-of-Way Agreement, dated July 1, 2011, between CONSOL Mining Company LLC (successor in interest to Consolidation Coal Company), CNX RCPC LLC (successor-by-merger to Reserve Coal Properties Company), and Range Resources-Appalachia, LLC.

EXHIBIT D – PAGE 2

9.	Master Agreement, dated January 16, 2009, among CONSOL Mining Company LLC (successor in interest to Consolidation Coal Company), CNX RCPC LLC (successor-by-merger to Reserve Coal Properties Company), CONSOL Pennsylvania Coal Company LLC, Conrhein Coal Company, and Foundation Coal Resources Corporation, Pennsylvania Land Holdings Corporation, River Processing Corporation, and CNX Gas Company LLC.

10.	Closing Land Letter Agreement (MEC), dated December 5, 2013, between CONSOL Energy Inc., Ohio Valley Resources, Inc., Consolidation Coal Company and Murray Energy Corporation.

11.	Mining and Oil and Gas Rights Cooperation Agreement, dated January 16, 2009, by and among CONSOL Mining Company LLC (successor in interest to Consolidation Coal Company), CNX RCPC LLC (successor-by-merger to Reserve Coal Properties Company), Consol Pennsylvania Coal Company LLC, Conrhein Coal Company, Leatherwood, Inc., and Foundation Coal Resources Corporation and Pennsylvania Land Holdings Corporation.

12.	Adverse Coal Tracts Agreement, dated January 16, 2009, between CONSOL Mining Company LLC (successor in interest to Consolidation Coal Company), CNX RCPC LLC (successor-by-merger to Reserve Coal Properties Company), Consol Pennsylvania Coal Company LLC, Conrhein Coal Company, and Foundation Coal Resources Corporation and Pennsylvania Land Holdings Corporation, and CNX Gas Company LLC.

13.	Memorandum of Understanding (Pennsylvania), dated May 22, 2009, between Consol Energy Inc. and Columbia Gas Transmission.

14.	Memorandum of Understanding (West Virginia), dated November 29, 2010, between CONSOL Energy Inc. and Columbia Gas Transmission.

15.	Surface Use Agreement, dated October 21, 2011, between CNX Gas Company LLC, Central Ohio Coal Company, Consolidation Coal Company, Southern Ohio Coal Company, CNX Marine Terminals Inc., Reserve Coal Properties Company, Hess Ohio Developments, LLC, and Hess Ohio Resources, LLC.

16.	Cooperation and Safety Agreement, dated December 5, 2013, between Ohio Valley Resources, Inc., Consolidation Coal Company, Eighty-Four Mining Company, Keystone Coal Mining Company, McElroy Coal Company, Mon River Towing, Inc., Twin Rivers Towing Company, CCC Land Resources LLC and CCC RCPC LLC, and CNX Gas Company LLC.

EXHIBIT D – PAGE 3

17.	Surface Use Agreement, dated September 30, 2015, between CNX Gas Company LLC, CNX Land LLC, CONSOL Mining Company LLC, Leatherwood, Inc., CNX RCPC LLC, Helvetia Coal Company, R&PCC LLC, and Rosebud Mining Company.

18.	Surface Use Agreement [Pangburn Shaner Fallowfield], dated March 31, 2016, between CNX Gas Company LLC and Coronado IV LLC.

19.	Amendment and Restatement of Master Cooperation and Safety Agreement, dated March 31, 2016, between CONSOL Buchanan Mining Company LLC, Coronado IV LLC, CNX Gas Company LLC, and solely for the limited purposes set forth therein, CONSOL Energy Inc. and certain subsidiaries of CONSOL Energy Inc. signatories thereto.

20.	All well permits to the extent covering drilled or permitted Wells within the Cooperation Area.

21.	Any orders of any oil and gas regulatory body involving the establishment of drilling units and/or pooling of interests within the Cooperation Area.

B.	Existing Permits

The permits shall include those permits to be specifically set forth on this Exhibit D, as well as any other active, submitted, pending, and proposed or amended oil and gas Well permits or other permits for other activities or operations within the Cooperation Area, including those of Third Parties, as of the Effective Time.

EXHIBIT D – PAGE 4

Exhibit E

Sources

Name of Source	Latitude / Longitude	Type of Source	Associated Tax ID No(s).
Source 19: Enlow Fork – Richhill Township, Greene Co., PA	39º 58’ 21.2” / 80º 25’ 24.1”	SW	22-09-0122

Source 20: SW PA Water Authority – Bailey Mine Municipal Tap Greene Co., PA	39º 56’ 35.6” / 80º 22’ 28.95”	PWS	10-01-0137

Source 23: (2) Arden AMD Washington Co., PA	40º 13’ 9.5” / 80º 15’ 56.8”	Mine Water	170-018-00-00-0016-08

Source 24: (2) Jane-Emilie AMD Armstrong Co., PA	40º 40’ 59.3” / 79º 21’ 28.7”	Mine Water	204.00-06-19.001

Source 25: (2) Bailey Mine – Mine Water Greene Co., PA	Collection Point 1 39º 57’ 49.44” / 80º 23’ 29.01” Collection Point 2 39º 57’ 30.38” / 80º 22’ 43.52”	Mine Water	22-09-0159 22-09-0168

Source 36: Robinson Fork (INTC w/Noble Energy Source 20) Washington Co., PA	39º 58’ 45.2” / 80º 29’ 14.9”	SW	680-007-00-00-0004-00

EXHIBIT E – PAGE 1

Name of Source	Latitude / Longitude	Type of Source	Associated Tax ID No(s).
Source 43: Shoemaker Groundwater Well #3 Marshall Co., WV	40º 1’ 19.92” / 80º 44’ 2”	GW	1-4A-1

Source 44: Shoemaker Groundwater Well #4 Marshall Co., WV	40º 1’ 20.25” / 80º 44’ 0.91”	GW	1-4A-1

Source 45: Shoemaker Groundwater Well #5 Marshall Co., WV	40º 1’ 16.52” / 80º 44’ 4.4”	GW	1-4A-1.1

Source 46: Shoemaker Groundwater Well #6 Marshall Co., WV	40º 1’ 14.73” / 80º 44’ 2.3”	GW	1-4A-2

Source 47: Bailey Freshwater Pond Greene Co., PA	39º 57’ 52.52” / 80º 24’ 45.45”	SW	22-09-0136

Source 27: Neely Hollow – AMD Marion Co., WV	39º 29’ 07” / 80º 24’ 39”	Mine Water	12-63-9

Source 17: Margaret #7 Mine Discharge Armstrong Co., PA	40º 44’ 22.00” / 79º 23’ 05.30”	SW	169.00-01-09

EXHIBIT E – PAGE 2

Schedule 2.1

Mason Dixon Reserve/Wadestown Prospect Map

[see attached]

Freeport
Pine Bank
Roberts
Run
STATE
GAME LANDS
NO 179
Garrison
Fork
Harrison
Jollytown
PENNSYLVANIA
WEST VIRGINIA
Wana
Wise
Run
Saint Cloud
GAS
Virginia
West
Wadestown
Branch
Run
Fork
North
Cottontown
Crossroads
FIELD
OIL
South
Range
Saint Leo
Right
MONONGALIA
Left
Run
OH
WV
PA
Greene
Fayette
Wetzel
Marion
Tyler
Harrison
Taylor
Preston

Disclaimer: This information is being provided as a business or professional courtesy. The Parties make no representations or warranties of any kind or character concerning the completeness or accuracy of this information and assumes no responsibility or liability of any kind for such information. The Recipient of this information acknowledges and assumes all risk of the use of such information. In consideration of the Parties providing this information, the Recipient forever waives and releases any and all claims or causes of action the Recipient may ever have against the Parties, its officers, directors, employees or agents relating to or resulting or arising from its use of the information. Acceptance of this information by the recipient constitutes agreement with all the terms and conditions in the notice.

This agreement is intended to include those surface tracts owned by the Parties as of October 2, 2017 and located within the "Surface Area" boundary depicted on this map, whether or not the same have been specifically scheduled on the corresponding exhibit. The Parties do not otherwise claim any interest in any other properties within the "Surface Area" boundary depicted on this map.

Surface Area Tracts

Surface Area

SCHEDULE 2.1
MASON DIXON/WADESTOWN
Monongalia County
West Virginia

Date: 10/02/2017

0 3,000 6,000 Feet

1 inch = 6,000 feet

\\cnxglgis\business_unit_support\coal_operations\co79\maps\Drew\DartSurf\DART_Surf_Halo.mxd - lah0vu7

Schedule 3.3(a)

Valuation Formula

Part I - Lost Reserves Producing Well:

Gas Party shall calculate the value of each well that is to be plugged and abandoned for mine-through, and its associated Gas Reserves, as follows:

1)	Wells that are classified as a Protected Well will utilize a “Valuation Amount” based on the present value, discounted at eight percent (8%) (on a before tax basis) from the most recent Reserves Database prior to the Protected Well being taken out of production (the “Producing Well Valuation Amount”). This will be based on the current forecast along with current future pricing at current operating costs with a three percent (3%) escalation and will have a valuation date equal to the first calendar day of the first month after the month in which such Protected Well is taken off production. If Coal Party is successful at receiving regulatory approval, a portion of a lateral is plugged from either inside the mine or from the surface, and the production is reduced from prior volumes, then the “Valuation Amount” will be equal to the Valuation Amount as described above, less the Post Plugging Valuation Amount. The “Post-Plugging Valuation Amount” will include the same assumptions as above, except for the production forecast being adjusted to post-plugging volumes. Coal Party is responsible for all costs associated with the plugging and mine through.

2)	The commodity pricing to be used in determining the Producing Well Valuation Amount shall be the most current NYMEX Strip for gas and oil. The price for condensate liquids and natural gas liquids will be eighty percent (80%) and fifty percent (50%), respectively of the NYMEX Strip Oil Pricing. The NYMEX Strip Pricing is used for five (5) years and escalated at three percent (3%) thereafter, and adjusted for basis and hydrocarbon quality (gas BTU/Mcf).

3)	Any dispute with respect to the Valuation Amount shall be resolved by an Independent Engineer.

4)	The Valuation Amount for any Protected Well that is at or past its Protected Well Life Date shall be reduced to fifty percent (50%) of the amount calculated pursuant to the foregoing Paragraphs in this Part I.

5)	In the event that any tools are lost down-hole and the presence of such tool(s) in the well increases the costs incurred to plug and abandon the well for mine-through, the Valuation Amount for such Protected Well shall be reduced by the incremental increase in plugging and abandonment costs actually and reasonably incurred due to the presence of such tool(s) in the wellbore; provided, however, that (a) this Paragraph 5 shall not apply to any wells in existence as of the Effective Time, and (b) before incurring such additional incremental costs in an amount in excess of $100,000.00, the Party performing the plugging and abandonment shall consult with the other Party and obtain the consent of the other Party to incur such cost (such consent not to be unreasonably withheld, conditioned, or delayed).

SCHEDULE 3.3(A) – PAGE 1

Part II – Underlying Lease / Undeveloped Well:

a)     The Parties agree that the Gas Party shall be entitled to compensation for all individual potential formations in which development is prohibitive due to the Coal Party mining the coal above or below the lease that the Gas Party controls. If the lease is considered a Protected Lease the Coal Party that mined coal Underlying the Protected Lease shall compensate Gas Party for such Underlying Lease through the payment to such Gas Party of the mutually agreed fair market value of such Underlying Lease (the “Lease Compensation Amount”), as determined pursuant to this Part II.

b)    Coal Party and Gas Party agree that Gas Party shall be entitled to compensation at the positive net present value at an eight percent (8%) discount rate for all stacked-pay formations and Gas Reserves with respect to a lease or leases underlying a Protected Well which is required to be plugged and abandoned pursuant to Section 3.3 if, and only if, the following conditions are met (the “Lease Compensation Conditions”):

1)	The lease(s) underlying such Protected Well which is to be plugged and abandoned pursuant to Section 3.3(a), will, even after making any available delay rentals or shut-in payments, be lost due to such plugging and abandonment (such lease(s), the “Underlying Lease(s)”);

2)	Gas Party is not able to drill another Well, paid for by the Coal Party, on the Underlying Lease which would hold such Underlying Lease while Coal Party’s operations are preventing Gas Party from conducting operations on such Underlying Lease (such period of time, the “P&A Period”);

3)	Gas Party is not able to pool all or any portion of such Underlying Lease with any adjacent lands and/or an adjacent unit in order to hold the Underlying Lease by production during the P&A Period; and

4)	The Underlying Lease is actually lost as a result of the plugging and abandonment of the related Protected Well pursuant to Section 3.3(a).

If the Lease Compensation Conditions are met with respect to an Underlying Lease, Coal Party which requested the relocation of the Protected Well located on such Underlying Lease shall compensate Gas Party for such Underlying Lease through the payment to such Gas Party of the mutually agreed fair market value of such Underlying Lease (the “Lease Compensation Amount”).

The Gas Party will calculate the Lease Compensation Amount as outlined below.

1)

Leases lost as a result of a Protected Well being plugged and abandoned will utilize a valuation amount based on the present value, discounted at ten percent (10%) for proved reserves (proved developed non-producing and proved undeveloped) and twelve percent (12%) for other underlying leases from the most recent type curves, including possible undeveloped, probable undeveloped and contingent value of the underlying lease, if applicable (the “Underlying Lease Valuation Amount”). The

SCHEDULE 3.3(A) – PAGE 2

type curves will be utilized for all potential formations at a seven thousand foot lateral length unless a longer / shorter lateral has already been drilled. The Underlying Lease Valuation Amount will be based on current future pricing at current operating costs with a three percent (3%) escalation.

2)	Valuation date equal to the first calendar day of the first month after the month in which such Protected Well is taken off production. Production and cashflows will begin assuming the well is turned-in-line 2 years after the valuation date for values associated with underlying leases but for proved developed non-producing and proved undeveloped it should be the lesser of 2 years or the expected Turned-In-Line date from the most recent Plan update.

3)	Capital estimates will be based upon the most recent budget update associated with the seven thousand foot type curve for the area and formations for proved undeveloped and other undeveloped underlying leases. For proved developed non-producing and developed non-producing underlying leases, the as-drilled or as-planned lateral length will be used to estimate capital less actual costs already incurred.

4)	The commodity pricing to be used in determining the Underlying Lease Valuation Amount shall be the most current NYMEX Strip for gas and oil. The price for condensate liquids and natural gas liquids will be eighty percent (80%) and fifty percent (50%), respectively of the NYMEX Strip Oil Pricing. The NYMEX Strip Pricing is used for five (5) years and escalated at three percent (3%) thereafter, and adjusted for basis and hydrocarbon quality (gas BTU/Mcf).

5)	The Underlying Lease Valuation Amount as calculated from the above steps will be divided by the appropriate drainage area as defined by the type curves. This allows a determination of the per acre Lease Compensation Amount. The net acres for the lost lease is then multiplied by the per acre Lease Compensation Amount to determine a total Lease Compensation Amount. The net acreage remaining for Underlying Leases beneath a Protected Well should be calculated for each individual formation and should consider the total net acreage less any acreage associated with proved developed producing. This net acreage value can then be subdivided into either proved developed non-producing, proved undeveloped or underlying lease acreage, including possible undeveloped, probable undeveloped and contingent value of the underlying lease, if applicable.

6)	If the total underlying lease valuation amount is negative for any formation, the average per acre market lease rate for the area shall be used for that formation’s value.

Any dispute with respect to the Lease Compensation Amount shall be resolved by an Independent Engineer.

SCHEDULE 3.3(A) – PAGE 3

Schedule 3.3(c)

Stranded and Operational Valuation Formula for Coal

(1)    Gas Party shall pay to Coal Party an amount equal to the lost revenue associated with bypassing the Well, which shall be calculated based on the following formula:

(selling price per ton - longwall mining costs per ton) x average daily longwall production x number of calendar days required to move the longwall around the Well pad

(2)    Gas Party shall pay to Coal Party an amount equal to the costs and expenses incurred for the continuous miner development of recovery and setup rooms required to bypass the Well, which shall be calculated based on the following formula:

feet of entry and crosscut length required x average cost per foot of recovery and setup area development

(3)    If bypassing of the Well leaves stranded a block of coal greater than (the average daily advance rate of longwall x Long-Wall Move-Around calendar days), Gas Party shall additionally pay to Coal Party an amount to be calculated based on the following formula:

length of longwall coal left for the Well pad - (average daily advance rate of longwall x Long-Wall Move-Around calendar days) x tons per foot of longwall block x (selling price per ton - longwall mining costs per ton)

(4)    If the longwall move-around required to bypass the Well reduces lead time in the next consecutive panel to less than twenty (20) calendar days and additional overtime shifts are required to gain lead time, Gas Party shall additionally pay to Coal Party an amount to be calculated based on the following formula:

(average cost per foot of continuous miner development x continuous miner footage required to recover lead time to 20 calendar days) x 21

(5)    If the 20-calendar days lead time cannot be regained, and the next panel is not ready for the longwall to be set up, and the longwall production is impacted more than the average fifteen (15) calendar days move, Gas Party shall additionally pay to Coal Party an amount to be calculated based on the following formula:

(calendar days longwall is not available for mining due to the in-panel move in the previous panel - 15 calendar days) x (selling

[1]	Multiplication by 2 is compensation for running Sunday overtime production.

SCHEDULE 3.3(C) – PAGE 1

price per ton - longwall mining costs per ton) x (average daily longwall production)

(6)    If Gas Party does not timely and properly complete any required Mine-By Temporary P&A work which results in necessary idling of the longwall, then Gas Party shall also pay to Coal Party an amount to be calculated based on the following formula:

(selling price per ton - longwall mining costs per ton) x average daily longwall production x number of calendar days longwall idled

General Provisions: All amounts payable to Coal Party under this Schedule 3.3(c) shall, as applicable, be calculated based upon:

•	For lost revenue and stranded coal, the average net sales price of coal from the pertinent Mine for the eighteen (18) months immediately preceding the date that the revenue is lost or the coal is stranded (or if such coal is blended with other coal, before being sold, the average value that is added to such blended coal product, before sale, by the addition of such coal taken from the pertinent Mine to the blended mix, whether based on Btus, sulfur content, ash content or other value point contributed by such coal, over the same eighteen (18) month period, and calculated on a reasonable basis using sound engineering principles), discounted at eight percent (8%) on a before tax basis.

•	For costs and expenses, the reasonable costs and expense calculated in accordance with the formulas set forth above, using averages determined based upon actual rates and costs incurred to mine at the pertinent Mine during the eighteen (18) months immediately preceding the date that the costs and expenses are deemed to have been incurred

Dispute Resolution: Any dispute with respect to amounts payable to Coal Party under, or pursuant to, this Schedule 3.3(c) shall be resolved by an Independent Engineer.

SCHEDULE 3.3(C) – PAGE 2

Schedule 3.7

Drilling Procedures

The following procedures will be followed when drilling Wells in the Coal Area:

(a)    Gas Party will plan and execute drilling operations in accordance with applicable Laws.

(b)    Gas Party will immediately notify Coal Party should drilling operations lose circulation, have significant loss of pressure, have a casing failure, or suffer any other catastrophic event that occurs during drilling operations or during the life of the Well or until the coal permit is released.

(c)    Gas Party will provide Coal Party with written notification at least 5 Business Days prior to the commencement of Well drilling activities to provide sufficient time for Coal Party to verify that the surveyed location of the proposed Well is the same as the permitted location.

(d)    Gas Party and Coal Party shall establish and maintain a base survey control to assure that Well drilling activities are conducted at the proper location in accordance with the terms of this Agreement. Gas Party will notify Coal Party of the Well location prior to commencement of the Well drilling activities. Gas Party and Coal Party will each be responsible for the associated costs of their respective surveying work.

(e)    For Well drilling operations in the Coal Area, Gas Party will use water, water sprays, drilling soap, or other drilling fluids approved by Coal Party while drilling from the surface casing, if surface casing is installed in the Well, until the coal protection casing is effectively installed and cemented.

(f)    In the part of the Coal Area that is being actively mined, upon completion of drilling at 30 feet above the top of the coal seam, Gas Party will perform a deviation survey that includes gyroscopic reading within 100 feet of the top of the coal formation by an independent, qualified well service provider, which will determine the approximate location of the bottom of the wellbore. Gas Party will notify Coal Party of the deviation survey results before continuation of drilling.

(g)    In the part of the Coal Area that is being actively mined, should the well deviation survey determine that the wellbore of the well is less than forty feet (40 ft.) from the edge of the coal pillar, Coal Party will, unless the deviation will not adversely impact mining operations (for example, is in an external coal barrier and is deviating away from any open room or shaft), notify Gas Party that all personnel have exited the mine area before drilling resumes. After notification is received that all personnel have exited the mine, Gas Party may continue drilling down to and through the active coal seam to a minimum of 10 feet below the bottom of the coal formation.

SCHEDULE 3.7–PAGE 1

(h)    In the part of the Coal Area that is being actively mined, Gas Party will cease drilling operations should drilling lose circulation within the range of 30 feet above to 10 feet below the coal formation, and plug the Well with cement to surface. Gas Party will provide all records and certified results of the deviation survey to the Coal Party.

(i)    In the part of the Coal Area that is being actively mined, Gas Party will execute operations within the Well to correct deviation of the wellbore closer than forty feet (40 ft.) to the edge of the coal pillar, as determined by the deviation survey, to assure the Well penetrates through the coal formation within the required deviation limit of no closer than forty feet (40 ft.) from the edge of the coal pillar. If Gas Party is unable to drill the Well through the coal formation within the such deviation limit, Gas Party will plug the Well with cement to surface.

(j)    In the part of the Coal Area that is being actively mined, Gas Party will perform methane testing every 20 minutes while drilling within the range of 30 feet above to 10 feet below the coal formation. Drilling operations will cease should methane levels exceed 1% and procedures to reduce methane levels below 1% will commence.

SCHEDULE 3.7–PAGE 2

Schedule 8.17

Noble SUA Parties

1.	CNX Gas Company LLC
2.	Braxton-Clay Land & Mineral, LLC
3.	CNX Land LLC
4.	CNX Marine Terminals LLC
5.	CNX RCPC LLC
6.	Conrhein Coal Company
7.	CONSOL Mining Company LLC
8.	Consol Pennsylvania Coal Company LLC
9.	Helvetia Coal Company LLC
10.	Island Creek Coal Company LLC
11.	Laurel Run Mining Company LLC
12.	Leatherwood, LLC
13.	Nicholas-Clay Land & Mineral, LLC
14.	R&PCC LLC
15.	Terra Firma Company
16.	Terry Eagle Limited Partnership
17.	Windsor Coal Company LLC
18.	Wolfpen Knob Development Company LLC

SCHEDULE 8.17 – PAGE 1

Schedule I

AAI Area

No.	Ohio	Pennsylvania	West Virginia
1	Belmont	Greene	Brooke
2	Guernsey	Washington	Doddridge
3	Harrison		Harrison
4	Jefferson		Marion
5	Monroe		Marshall
6	Noble		Monongalia
7			Ohio
8			Tyler

SCHEDULE I – PAGE 1

Schedule II

Gas Party Affiliates

1.	CONSOL Energy Inc.
2.	CNX Land LLC
3.	Terra Firma Company
4.	CNX Gas Corporation
5.	CNX Water Assets LLC
6.	Mon-View, LLC
7.	Buchanan Generation LLC
8.	Cardinal States Gathering Co. Partnership
9.	MOB Corporation

SCHEDULE II – PAGE 1